UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant [   ]

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

SUBURBAN PROPANE PARTNERS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Suburban Propane®

One Suburban Plaza • 240 Route 10 West • P.O. Box 206 • Whippany, NJ 07981-0206

Office 973-887-5300

http://www.suburbanpropane.com

Michael A. Stivala

President and Chief Executive Officer

March 20, 2015

Dear Fellow Suburban Propane Unitholder:

You are cordially invited to attend the Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. to be held on Wednesday, May 13, 2015, beginning at 9:00 a.m. at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey.

Whether or not you plan to attend in person, it is important that your units be represented at the meeting. You may vote on the matters that come before the meeting by completing the enclosed proxy card and returning it in the envelope provided. Alternatively, you may also vote over the Internet or by telephone.

Attendance at the Tri-Annual Meeting will be open to holders of record of common units as of the close of business on March 16, 2015. I look forward to greeting those of you who will be able to attend.

Sincerely yours,

Michael A. Stivala
President and Chief Executive Officer

SUBURBAN PROPANE PARTNERS, L.P.

NOTICE OF TRI-ANNUAL MEETING

May 13, 2015

The Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. (“Suburban”) will be held at 9:00 a.m. on Wednesday, May 13, 2015, at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey, for the following purposes:

1.	To elect seven Supervisors to three-year terms;

2.	To ratify our independent registered public accounting firm for our 2015 fiscal year;

3.	To approve an amendment to Suburban’s 2009 Restricted Unit Plan, authorizing the issuance of an additional 1,200,000 Common Units pursuant to awards granted under the Plan;

4.	To provide our Limited Partners with the opportunity to cast an advisory vote on the compensation of our named executive officers;

5.	To consider any other matters that may properly come before the meeting.

Only holders of record of common units as of the close of business on March 16, 2015 are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Supervisors, Paul Abel Senior Vice President, Secretary & General Counsel

March 20, 2015

IMPORTANT

Your vote is important. Whether or not you expect to attend the meeting in person, we urge you to complete and return the enclosed proxy card at your earliest convenience in the postage-paid envelope provided, or vote using the Internet or by telephone.

Page
QUESTIONS AND ANSWERS ABOUT THE TRI-ANNUAL MEETING	1

PROPOSAL 1 – ELECTION OF SUPERVISORS	6

NOMINEES FOR ELECTION AS SUPERVISORS	6

Vote Required and Recommendation of the Board of Supervisors	8

EXECUTIVE OFFICERS OF SUBURBAN	9

PARTNERSHIP GOVERNANCE	10

Board Committees	10
Supervisor Nominations and Criteria for Board Membership	13
Attendance at Meetings	14
Unitholder Communications with the Board of Supervisors	14
Section 16(a) Beneficial Ownership Reporting Compliance	14
Code of Ethics and Code of Business Conduct and Ethics	15
Corporate Governance Guidelines	15
NYSE Annual CEO Certification	15

REPORT OF THE AUDIT COMMITTEE	15

COMPENSATION DISCUSSION AND ANALYSIS	16

REPORT OF THE COMPENSATION COMMITTEE	37

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION	37

SUPERVISORS’ COMPENSATION	45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015 FISCAL YEAR	49

Principal Accountant Fees and Services	49
Vote Required and Recommendation of the Board of Supervisors	50

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2009 RESTRICTED UNIT PLAN INCREASING BY AN ADDITIONAL 1,200,000 COMMON UNITS THE NUMBER OF COMMON UNITS SUBJECT TO AWARDS UNDER THE PLAN	51

Reasons for the Proposed Amendment	51
Summary of the Material Terms of the 2009 Restricted Unit Plan	52
Awards Granted Under the 2009 Restricted Unit Plan During the Last Fiscal Year	56
Securities Authorized For Issuance Under the 2009 Restricted Unit Plan	56
Vote Required and Recommendation of the Board of Supervisors	57

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	58

Vote Required and Recommendation of the Board of Supervisors	58

APPENDICES	59

Appendix A	A-1

SUBURBAN PROPANE PARTNERS, L.P.

One Suburban Plaza

240 Route 10 West

Whippany, New Jersey 07981-0206

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE TRI-ANNUAL MEETING

This Proxy Statement (which, together with a form of proxy, is being mailed or otherwise made available to Unitholders on or about March 20, 2015) is being furnished to holders of Common Units of Suburban Propane Partners, L.P., which we refer to as “Suburban,” “we” or “our,” in connection with the solicitation of proxies by the Board of Supervisors of Suburban, which we refer to as the “Board,” for use at Suburban’s Tri-Annual Meeting of Limited Partners and any continuations, postponements or adjournments thereof, which we refer to as the “Meeting.”

Q:      When and where is the Meeting?

A: The Meeting will be held at 9:00 a.m. on Wednesday, May 13, 2015, at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey.

Q:      What is the purpose of the Meeting?

A:  At the Meeting, holders of Common Units, whom we refer to as “Unitholders,” will be asked to consider and vote on the following four proposals:

—	PROPOSAL NO. 1 – To elect seven Supervisors to three-year terms, which we refer to as the “Election Proposal.”

—	PROPOSAL NO. 2 – To ratify our independent registered public accounting firm for our 2015 fiscal year, which we refer to as the “Accountant Ratification Proposal.”

—

PROPOSAL NO. 3 – To approve an amendment to Suburban’s 2009 Restricted Unit Plan, which we refer to as the “Plan,” increasing by an additional 1,200,000 Common Units the number of Common Units subject to awards under the Plan, which we refer to as the “Restricted Unit Plan Proposal.”

—	PROPOSAL NO. 4 – To provide our Unitholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, which we refer to as the “Say-on-Pay Proposal.”

Q:      How does the Board recommend I vote on the proposals?

A: The Board unanimously recommends a vote FOR each of its nominees for Supervisor, approval of the Accountant Ratification Proposal, approval of the Restricted Unit Plan Proposal and approval of the Say-on-Pay Proposal.

Q:      How will voting on any other business be conducted?

A: The Board of Supervisors does not know of any business to be considered at the Meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented, your signed proxy card gives authority to the persons named in the proxy to vote on these matters at their discretion.

Q:      Who is entitled to vote?

A: Each holder of Common Units as of the close of business on March 16, 2015, which we refer to as the “Record Date,” is entitled to vote at the Meeting.

Q:      How many Common Units may be voted?

A: As of the Record Date, 60,459,026 Common Units were outstanding. Each Common Unit entitles its holder to one vote.

Q:      What is a “quorum”?

A: There must be a quorum for the Meeting to be held. A quorum will be present if a majority of the outstanding Common Units as of the Record Date is represented in person or by proxy at the Meeting. If you submit a properly executed proxy card, even if you mark WITHHOLD or ABSTAIN, then you will be considered part of the quorum.

Q:      What vote is required to approve the proposals?

A:

—

PROPOSAL NO. 1 – Under the Third Amended and Restated Agreement of Limited Partnership (as amended) of Suburban, which we refer to as the “MLP Agreement,” the affirmative vote of holders of a plurality of the Common Units represented in person or by proxy at the Meeting is required to elect each Supervisor.

—

PROPOSAL NO. 2 – Under the MLP Agreement, the affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required to approve the Accountant Ratification Proposal.

—

PROPOSAL NO. 3 – Under the rules of the New York Stock Exchange, which we refer to as the “NYSE,” the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, is required to approve the Restricted Unit Plan Proposal.

—

PROPOSAL NO. 4 – Under the MLP Agreement, the affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required to approve the Say-on-Pay Proposal.

Q:       How are withholds, abstentions and broker non-votes counted for the proposals?

A: For the Election Proposal, Supervisors are elected by a plurality of FOR votes. Accordingly, a proxy card marked as WITHHOLD and a broker non-vote will not count towards the plurality required to elect a Supervisor. For the Restricted Unit Plan Proposal, a proxy card marked ABSTAIN has the same effect as a vote AGAINST such proposal, but a broker non-vote is not counted in the tally of votes FOR or AGAINST such proposal and does not affect the voting results for such proposal. For each of the Accountant Ratification Proposal and Say-on-Pay Proposal, a proxy card marked ABSTAIN has the same effect as a vote AGAINST such proposal, but a broker non-vote is not counted as entitled to vote at the Meeting and does not affect the voting results for such proposal.

Q:       How do I vote?

A: You may vote by any one of three different methods:

—	In Writing. You can vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed envelope.

—	By Telephone and Internet. You can vote your proxies by touchtone telephone from the USA, US territories or Canada or through the Internet. Please follow the instructions on the enclosed proxy card.

—	In Person. You can vote by attending the Meeting.

Common Units represented by properly executed proxies that are not revoked will be voted in accordance with the instructions shown on the proxy card. If you return your signed proxy card but do not give instructions as to how you wish to vote, your Common Units will be voted FOR each Supervisor nominee and each of the Accountant Ratification Proposal, the Restricted Unit Plan Proposal and the Say-on-Pay Proposal.

Our Board of Supervisors urges Unitholders to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or over the Internet by following the instructions included with your proxy card, or, in the event you hold your Common Units through a broker or other nominee, by following the separate voting instructions received from your broker or nominee. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.

Q:      What do I do if I want to change my vote?

A: You have the right to revoke your proxy at any time before the Meeting by:

—	Notifying our Company Secretary;

—	Voting in person; or

—	Returning a later-dated proxy card.

Attendance at the Meeting will not, in and of itself, revoke your proxy.

Q:      What does it mean if I receive more than one proxy card?

A: If your Common Units are registered differently and/or are in more than one account, you will receive more than one proxy card. Please mark, sign, date and return all of the proxy cards you receive to ensure that all of your Common Units are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Investor Services, P. O. Box 30170, College Station, TX 77842-3170 (mail), Computershare Investor Services, 211 Quality Circle, Suite 210, College Station, TX 77845 (overnight delivery) or telephone 781-575-2724. The hearing impaired may contact Computershare at TDD 800-952-9245.

Q:      What do I do if my Common Units are held in “street name”?

A: If your Common Units are held in the name of your broker, a bank or other nominee, that party will give you instructions about how to vote your Common Units.

Q:      Who will count the votes?

A: Representatives of Computershare Trust Company, N.A., our transfer agent and an independent tabulator, will count the votes and act as the inspector of election.

Q:      Who is bearing the cost of this proxy solicitation?

A: The Board of Supervisors is soliciting your proxy on behalf of Suburban. We are bearing the cost of soliciting proxies for the Meeting. Georgeson Inc. has been retained to assist in the distribution of proxy materials and the solicitation of votes and will be paid a customary fee for its services totaling approximately $10,000, plus reasonable out-of-pocket expenses. In addition to using the mail, our Supervisors, officers and employees may solicit proxies by telephone, personal interview or otherwise. They will not receive additional compensation for this activity, but may be reimbursed for their reasonable out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to Unitholders.

Q:      Will the independent registered public accountants attend the Meeting?

A: Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Q:      Does Suburban’s proxy confer discretionary authority to vote on Unitholder proposals at the Meeting?

A: With respect to any Unitholder proposal submitted outside of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and for which we did not receive notice by a reasonable time before the date of this proxy statement, Suburban’s proxy confers discretionary authority on the persons being appointed as proxies to vote on such proposal.

Q:      When are the Unitholder proposals for the next meeting of Unitholders due?

A: We presently expect that our next Tri-Annual Meeting will be held in May 2018. If a Unitholder intends to present any proposals for inclusion in Suburban’s proxy statement in accordance with Rule 14a-8 for consideration at Suburban’s 2018 Tri-Annual Meeting, the proposal must be received at Suburban’s principal executive offices by November 20, 2017.

In accordance with the MLP Agreement, if a Unitholder intends, at the 2018 Tri-Annual Meeting, to nominate a person for election to the Board of Supervisors, the Unitholder must deliver notice thereof to the Board of Supervisors not earlier than the close of business on the 120th day before, and not later than the close of business on the 90th day before, the date of the 2018 Tri-Annual Meeting. A different notice deadline will apply for the nomination of persons for election to the Board of Supervisors if the date of the 2018 Tri-Annual Meeting is not publicly announced by Suburban more than 100 days prior to the date of such meeting. Such deadline, and the procedures that a Unitholder must follow to nominate a person for election to the Board of Supervisors, are further described below under the heading “Supervisor Nominations and Criteria for Board Meetings – Unitholder Nominations.”

Q:      Where and when will I be able to find the voting results?

A: In addition to announcing the results at the Meeting, we will post the results on our web site at www.suburbanpropane.com within two days after the Meeting. You will also be able to find the results in our Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days following conclusion of the Meeting.

Q:      How can I obtain an additional copy of our 2014 Annual Report on Form 10-K?

A: We will provide an additional copy of our 2014 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith, without charge, upon written request to

Investor Relations, Suburban Propane Partners, L.P., 240 Route 10 West, P.O. Box 206, Whippany, New Jersey 07981-0206. We will furnish a requesting Unitholder with any exhibit not contained therein upon payment of a reasonable fee, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

Q:      Who can I contact for further information?

A: If you need assistance in voting your Common Units, please call the firm assisting us in the solicitation of proxies for the Meeting:

Georgeson Inc.

480 Washington Blvd, 26th Floor

Jersey City, NJ 07310

In the US, call Toll Free 866-391-7007

Outside of the US, call 781-575-2137

Q:    What can I do if I and another Unitholder with whom I live want to receive two copies of this proxy statement?

A: In order to reduce our printing and postage costs, Unitholders who share a single address will receive only one copy of this proxy statement at that address unless we have received instructions to the contrary from any Unitholder at that address. However, if a Unitholder residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a Unitholder receiving multiple copies of our proxy statement, you can request to receive only one copy by contacting us in the same manner. If you own your Common Units through a bank, broker or other Unitholder of record, you may request additional or fewer copies of this proxy statement by contacting the Unitholder of record.

Q:     Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

A: Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to furnish this proxy statement and other proxy materials to certain Unitholders on the Internet rather than by mailing paper copies. If you received an Important Notice Regarding the Availability of Proxy Materials, which we refer to as a “Notice,” in the mail, you will not receive a paper copy of these materials unless you expressly request to receive a paper copy. All Unitholders have the ability to access this proxy statement and other proxy materials on the Internet. Instructions on how to do so, or on how to request a paper copy, may be found in the Notice. In addition, Unitholders may request to receive these materials in printed form by mail on an ongoing basis. The Notice will also instruct you on how you may vote your Common Units, including how you may vote over the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE MEETING

This Proxy Statement and the accompanying Annual Report to Unitholders are available at www.envisionreports.com/sph.

If you plan on attending the Meeting to vote in person, directions to our headquarters are printed on the accompanying proxy card. For additional directions, please call 973-887-5300.

ELECTION OF SUPERVISORS

(Proposal No. 1 on the Proxy Card)

Pursuant to the MLP Agreement, Unitholders are entitled to elect all members of the Board of Supervisors, which we refer to as “Supervisors,” who are nominated at the Meeting. Dudley C. Mecum, a Supervisor whose current term expires upon conclusion of the Meeting, has informed the Board that he will retire at the conclusion of his term and not stand for re-election at the Meeting. Acting on the recommendation of its Nominating/Governance Committee, at its meeting on January 21, 2015 our Board decided to nominate the remaining seven current Supervisors for re-election at the Meeting and leave vacant for the foreseeable future the position being vacated by Mr. Mecum.

The seven nominees for Supervisors, all of whom are currently serving as Supervisors, are described below (as of March 16, 2015). If elected, all nominees are expected to serve until the 2018 Tri-Annual Meeting and until their successors are duly elected. Although the Board does not anticipate that any of the persons named below will be unable to stand for election, if for any reason a nominee becomes unavailable for election, the persons named in the form of proxy have advised that they will vote for such substitute nominee as the Board may propose. In accordance with our Corporate Governance Guidelines and Principles (described more fully below) and the rules of the New York Stock Exchange, we have affirmatively determined that our Board of Supervisors is currently composed of a majority of independent directors, and that the following nominees are independent: Harold R. Logan, Jr., John Hoyt Stookey, John D. Collins, Jane Swift, Lawrence C. Caldwell and Matthew J. Chanin.

NOMINEES FOR ELECTION AS SUPERVISORS

Harold R. Logan, Jr.	Age 70

Mr. Logan has served as a Supervisor since March 1996 and was elected as Chairman of the Board of Supervisors in January 2007. Mr. Logan is a Co-Founder and, from 2006 to the present has been serving as a Director, of Basic Materials and Services LLC, an investment company that has invested in companies that provide specialized infrastructure services and materials for the pipeline construction industry and the sand/silica industry. From 2003 to September 2006, Mr. Logan was a Director and Chairman of the Finance Committee of the Board of Directors of TransMontaigne Inc., which provided logistical services (i.e. pipeline, terminaling and marketing) to producers and end-users of refined petroleum products. From 1995 to 2002, Mr. Logan was Executive Vice President/Finance, Treasurer and a Director of TransMontaigne Inc. From 1987 to 1995, Mr. Logan served as Senior Vice President – Finance and a Director of Associated Natural Gas Corporation, an independent gatherer and marketer of natural gas, natural gas liquids and crude oil. Mr. Logan is also a Director of InfraREIT, Inc., Cimarex Energy Co., Graphic Packaging Holding Company and Hart Energy Publishing LLP.

Over the past forty years, Mr. Logan’s education, investment banking/venture capital experience and business/financial management experience have provided him with a comprehensive understanding of business and finance. Most of Mr. Logan’s business experience has been in the energy industry, both in investment banking and as a senior financial officer and director of publicly-owned energy companies. Mr. Logan’s expertise and experience have been relevant to his responsibilities of providing oversight and advice to the managements of public companies, and is of particular benefit in his role as our Chairman. Since 1996, Mr. Logan has been a director of ten public companies and has served on audit, compensation and governance committees.

John Hoyt Stookey	Age 85

Mr. Stookey has served as a Supervisor since March 1996. He was Chairman of the Board of Supervisors from March 1996 through January 2007. From 1986 until September 1993, he was the Chairman, President and Chief Executive Officer of Quantum Chemical Corporation, a predecessor of Suburban which we refer to as “Quantum.” He served as non-executive Chairman and a Director of Quantum from its acquisition by Hanson plc in September 1993 until October 1995, at which time he retired. Since then,

Mr. Stookey has served as a trustee of a number of non-profit organizations, including founding and serving as non-executive Chairman of Per Scholas Inc. (a non-profit organization dedicated to training inner city individuals to become computer and software technicians), The Berkshire Choral Festival and Landmark Volunteers and also currently serves on the Board of Directors of The Clark Foundation and The Robert Sterling Clark Foundation and as a Life Trustee of the Boston Symphony Orchestra.

Mr. Stookey’s qualifications to sit on our Board include his extensive experience as Chief Executive Officer of four corporations (including a predecessor of Suburban) and his many years of service as a director of publicly-owned corporations and non-profit organizations.

John D. Collins	Age 76

Mr. Collins has served as a Supervisor since April 2007. He served with KPMG LLP, an international accounting firm, from 1962 until 2000, most recently as senior audit partner of its New York office. He has served as a United States representative on the International Auditing Procedures Committee, a committee of international accountants responsible for establishing international auditing standards. Until recently, Mr. Collins was a Director of Montpelier Re, Columbia Atlantic Funds and Mrs. Fields Original Cookies, Inc.

Mr. Collins’ qualifications to sit on our Board, and serve as Chairman of its Audit Committee, include his 40 years of experience in public accounting, including 31 years as a partner supervising the audits of public companies. Mr. Collins has served on a number of AICPA and international accounting and auditing standards bodies.

Jane Swift	Age 50

Ms. Swift has served as a Supervisor since April 2007. She is currently the CEO of Middlebury Interactive Languages, LLC, a marketer of world language products. From 2010 through July 2011, Ms. Swift served as Senior Vice President – ConnectEDU Inc., a private education technology company. In 2007, she founded WNP Consulting, LLC, a provider of expert advice and guidance to early stage education companies. From 2003 to 2006 she was a General Partner at Arcadia Partners, a venture capital firm focused on the education industry. She has previously served on the boards of K12, Inc., Animated Speech Company and The Young Writers Project, and currently serves on the board of Sally Ride Science Inc. and several not-for-profit boards, including the National Alliance for Public Charter Schools. Ms. Swift is also a Trustee for Champlain College. Prior to joining Arcadia, Ms. Swift served for fifteen years in Massachusetts state government, becoming Massachusetts’ first woman governor in 2001.

Ms. Swift’s qualifications to sit on our Board include her strong skills in public policy and government relations and her extensive knowledge of regulatory matters arising from her fifteen years in state government.

Lawrence C. Caldwell	Age 68

Mr. Caldwell has served as a Supervisor since November 2012. He was a Co-Founder of New Canaan Investments, Inc., which we refer to as “NCI,” a private equity investment firm, where he was one of three senior officers of the firm from 1988 to 2005. NCI was an active “fix and build” investor in packaging, chemicals, and automotive components companies. Mr. Caldwell held a number of board directorships and senior management positions in these companies until he retired in 2005. The largest of these companies was Kerr Group, Inc., a plastic closure and bottle company where Mr. Caldwell served as Director for eight years and Chief Financial Officer for six years. From 1985 to 1988, Mr. Caldwell was head of acquisitions for Moore McCormack Resources, Inc., an oil and gas exploration, shipping, and construction materials company. Mr. Caldwell is currently a director of Magnuson Products, LLC, a private company which manufactures specialty engine components for automotive original equipment manufacturers and aftermarket. Mr. Caldwell also currently serves on the Board of Trustees and as Chairman of the Investment and Finance Committee of Historic Deerfield, and on the Board of Directors and as Chairman of both the Finance and Strategic Planning Committees of the Leventhal Map Center; both of which non-profit institutions focus on enriching educational programs for K-12 children locally and nationwide.

Mr. Caldwell’s qualifications to sit on our Board include over forty years of successful investing in and managing of a broad range of public and private businesses in a number of different industries. This experience has encompassed both turnaround situations, and the building of companies through internal growth and acquisitions.

Matthew J. Chanin	Age 60

Mr. Chanin has served as a Supervisor since November 2012. He was Senior Managing Director of Prudential Investment Management, a subsidiary of Prudential Financial, Inc., from 1996 until his retirement in January 2012. He headed the firm’s private fixed income business, chaired an internal committee responsible for strategic investing and was a principal in Prudential Capital Partners, the firm’s mezzanine investment business. He currently serves as a Director of two private companies that are in Prudential Capital Partners funds’ portfolios, and provides consulting services to Prudential and one other client.

Mr. Chanin’s qualifications to sit on our Board include 35 years of investment experience with a focus on highly structured private placements in companies in a broad range of industries, with a particular focus on energy companies. He has previously served on the audit committee of a public company board and is currently a member of the audit committee for a private company board. Mr. Chanin has earned an MBA and is a Chartered Financial Analyst.

Michael A. Stivala	Age 45

Mr. Stivala has served as our President since April 2014 and as our Chief Executive Officer since September 2014. Mr. Stivala has served as a Supervisor since November 2014. From November 2009 until March 2014 he was our Chief Financial Officer, and, before that, our Chief Financial Officer and Chief Accounting Officer since October 2007. Prior to that he was our Controller and Chief Accounting Officer since May 2005 and Controller since December 2001. Before joining Suburban, he held several positions with PricewaterhouseCoopers LLP, an international accounting firm, most recently as Senior Manager in the Assurance practice.

Mr. Stivala’s qualifications to sit on our Board include his thirteen years of experience in the propane industry, including as our current President and Chief Executive Officer and, before that, as our Chief Financial Officer for almost 7 years, which day to day leadership roles have provided him with intimate knowledge of our operations.

Vote Required and Recommendation of the Board of Supervisors

Under the MLP Agreement, the affirmative vote of holders of a plurality of the Common Units represented in person or by proxy at the Meeting is required to elect each Supervisor. The Board of Supervisors unanimously recommends a vote FOR the election of each of the above nominees.

EXECUTIVE OFFICERS OF SUBURBAN

The following table sets forth certain information with respect to our executive officers as of March 16, 2015. Officers are appointed by the Board of Supervisors for one-year terms.

Name	Age	Position With Suburban
Michael A. Stivala	45	President and Chief Executive Officer; Member of the Board of Supervisors
Mark Wienberg	52	Chief Operating Officer
Michael A. Kuglin	45	Chief Financial Officer & Chief Accounting Officer
Paul Abel	61	Senior Vice President, General Counsel and Secretary
Steven C. Boyd	50	Senior Vice President – Field Operations
Douglas T. Brinkworth	53	Senior Vice President – Product Supply, Purchasing & Logistics
Michael M. Keating	61	Senior Vice President
Neil E. Scanlon	49	Senior Vice President – Information Services
A. Davin D’Ambrosio	51	Vice President and Treasurer
Sandra N. Zwickel	48	Vice President – Human Resources
Daniel S. Bloomstein	42	Controller

For Mr. Stivala’s biographical information, see “Nominees for Election as Supervisors” above.

Mr. Wienberg has served as our Chief Operating Officer since April 2014 and before that was our Vice President – Operational Support and Analysis (formerly Vice President – Operational Planning) since October 2007. Prior to that he served as our Managing Director, Financial Planning and Analysis from October 2003 to October 2007 and as Director, Financial Planning and Analysis from July 2001 to October 2003. Prior to joining Suburban, Mr. Wienberg was Assistant Vice President – Finance of International Home Foods Corp., a consumer products manufacturer.

Mr. Kuglin has served as our Chief Financial Officer & Chief Accounting Officer since September 2014 and was our Vice President – Finance and Chief Accounting Officer from April 2014 through September 2014. Prior to that he served as our Vice President and Chief Accounting Officer since November 2011, our Controller and Chief Accounting Officer since November 2009 and our Controller since October 2007. For the eight years prior to joining Suburban he held several financial and managerial positions with Alcatel-Lucent, a global communications solutions provider. Prior to Alcatel-Lucent, Mr. Kuglin held several positions with the international accounting firm PricewaterhouseCoopers LLP, most recently Manager in the Assurance practice. Mr. Kuglin is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. Abel has served as our General Counsel and Secretary since June 2006, was additionally made a Vice President in October 2007 and a Senior Vice President in April 2014. Prior to joining Suburban, Mr. Abel served as senior in-house legal counsel (including as a General Counsel) for several technology companies.

Mr. Boyd has served as our Senior Vice President – Field Operations since April 2014; previously he was our Vice President – Field Operations (formerly Vice President – Operations) since October 2008. Prior to that he was our Southeast and Western Area Vice President since March 2007, Managing Director – Area Operations since November 2003 and Regional Manager – Northern California since May 1997. Mr. Boyd held various managerial positions with predecessors of Suburban from 1986 through 1996.

Mr. Brinkworth has served as our Senior Vice President – Product Supply, Purchasing & Logistics since April 2014 and was previously our Vice President – Product Supply (formerly Vice President – Supply) since May 2005. Mr. Brinkworth joined Suburban in April 1997 after a nine year career with Goldman Sachs and, since joining Suburban, has served in various positions in the product supply area.

Mr. Keating has served as our Senior Vice President since October 2014 and before that was our Senior Vice President – Administration since July 2009. From July 1996 to that date he was our Vice President – Human Resources and Administration. He previously held senior human resource positions at Hanson Industries (the United States management division of Hanson plc, a global diversified industrial conglomerate) and Quantum.

Mr. Scanlon became our Senior Vice President – Information Services in April 2014, after serving as our Vice President – Information Services since November 2008. Prior to that he served as our Assistant Vice President – Information Services since November 2007, Managing Director – Information Services from November 2002 to November 2007 and Director – Information Services from April 1997 until November 2002. Prior to joining Suburban, Mr. Scanlon spent several years with JP Morgan & Co., most recently as Vice President – Corporate Systems and earlier held several positions with Andersen Consulting, an international systems consulting firm, most recently as Manager.

Mr. D’Ambrosio has served as our Treasurer since November 2002 and was additionally made a Vice President in October 2007. He served as our Assistant Treasurer from October 2000 to November 2002 and as Director of Treasury Services from January 1998 to October 2000. Mr. D’Ambrosio joined Suburban in May 1996 after ten years in the commercial banking industry.

Ms. Zwickel has served as our Vice President – Human Resources since November 2013. Prior to that, she was our Assistant Vice President – Human Resources since April 2011 and earlier held several roles in Suburban’s Legal Department (including Assistant General Counsel from October 2009 to April 2011 and Counsel from October 2002 to October 2009), where she was responsible for, among other things, providing legal counsel on employment issues. Ms. Zwickel joined Suburban in June 1999 after eight years in the private practice of law.

Mr. Bloomstein joined Suburban as its Controller in April 2014. For the ten years prior to joining Suburban, he held several executive financial and accounting positions with The Access Group, a network of professional services companies, and with Dow Jones & Company, Inc., a global news and financial information company. Mr. Bloomstein started his career with the international accounting firm PricewaterhouseCoopers LLP, working his way to the level of Manager in the Assurance/Business Advisory Services practice. Mr. Bloomstein is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

PARTNERSHIP GOVERNANCE

The MLP Agreement provides that all management powers over our business and affairs are exclusively vested in our Board of Supervisors and, subject to the direction of the Board of Supervisors, our officers. No Unitholder has any management power over our business and affairs or actual or apparent authority to enter into contracts on behalf of or otherwise to bind us.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating/Governance Committee.

Audit Committee

Four Supervisors (which number will be reduced to three following Mr. Mecum’s retirement at the conclusion of the Meeting), who are not officers or employees of Suburban or its subsidiaries, serve on the Audit Committee with authority to review, approve or ratify, at the request of the Board, specific matters as to which the Board believes there may be a conflict of interest, or which may be required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the Securities and Exchange

Commission, in order to determine if the resolution or course of action in respect of such conflict proposed by the Board is fair and reasonable to us. Under the MLP Agreement, any matter that receives the “Special Approval” of the Audit Committee (i.e., approval by a majority of the members of the Audit Committee) is conclusively deemed to be fair and reasonable to us, is deemed approved by all of our partners and shall not constitute a breach of the MLP Agreement or any duty stated or implied by law or equity as long as the material facts known to the party having the potential conflict of interest regarding that matter were disclosed to the Audit Committee at the time it gave Special Approval. The Audit Committee also assists the Board in fulfilling its oversight responsibilities relating to (a) integrity of Suburban’s financial statements and internal control over financial reporting; (b) Suburban’s compliance with applicable laws, regulations and its code of conduct; (c) independence and qualifications of the independent registered public accounting firm; (d) performance of the internal audit function and the independent registered public accounting firm; and (e) accounting complaints.

Our Board has adopted a written charter for the Audit Committee, which is reviewed periodically to ensure that it meets all applicable legal and NYSE listing requirements. A copy of our Audit Committee Charter is available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

The Board has determined that all four current members of the Audit Committee, Lawrence C. Caldwell, John D. Collins (its Chairman), Dudley C. Mecum and Jane Swift, are independent and (with the exception of Ms. Swift) are audit committee financial experts within the meaning of the NYSE corporate governance listing standards and in accordance with Rule 10A-3 of the Exchange Act, Item 407 of Regulation S-K and Suburban’s criteria for Supervisor independence set forth below as of the date of this Proxy Statement.

The Corporate Governance Guidelines and Principles adopted by the Board of Supervisors (and available on our website at www.suburbanpropane.com) set forth that a Supervisor is deemed to be lacking a material relationship to Suburban and is therefore independent if the following criteria are satisfied:

1.	Within the past three years, the Supervisor:

a.

has not been employed by Suburban and has not received more than $100,000 per year in direct compensation from Suburban, other than Supervisor and committee fees and pension or other forms of deferred compensation for prior service;

b.

has not provided significant advisory or consultancy services to Suburban, and has not been affiliated with a company or a firm that has provided such services to Suburban in return for aggregate payments during any of the last three fiscal years of Suburban in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

c.

has not been a significant customer or supplier of Suburban and has not been affiliated with a company or firm that has been a customer or supplier of Suburban and has neither made to Suburban nor received from Suburban payments during any of the last three fiscal years of Suburban in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

d.	has not been employed by or affiliated with an internal or external auditor that within the past three years provided services to Suburban; and

e.	has not been employed by another company where any of Suburban’s current executives serve on that company’s compensation committee;

2.

The Supervisor is not a spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in- law or brother- or sister-in-law of a person having a relationship described in 1. above nor shares a residence with such person;

3.

The Supervisor is not affiliated with a tax-exempt entity that within the past 12 months received significant contributions from Suburban (contributions of the greater of 2% of the entity’s consolidated gross revenues or $1 million are considered significant); and

4.	The Supervisor does not have any other relationships with Suburban or with members of senior management of Suburban that the Board determines to be material.

Mr. Logan, Chairman of the Board, presides at the regularly scheduled executive sessions of the non-management Supervisors, all of whom are independent, held as part of the meetings of the Board. Investors and other parties interested in communicating directly with the non-management Supervisors as a group may do so by writing to the Non-Management Members of the Board of Supervisors, c/o Company Secretary, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

The Audit Committee met eight times during fiscal 2014.

Compensation Committee

The Compensation Committee reviews the performance and sets the compensation for all executives. It also approves the design of executive compensation programs. In addition, the Compensation Committee participates in executive succession planning and management development. The committee met three times during fiscal 2014. Its members are Matthew J. Chanin, Harold R. Logan, Jr. and John Hoyt Stookey (its Chairman), all of whom are independent in accordance with our Corporate Governance Guidelines and Principles and the rules of the NYSE.

Our Board has adopted a Compensation Committee Charter. A copy of our Compensation Committee Charter is available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

Nominating/Governance Committee

The Nominating/Governance Committee participates in Board succession planning and development and identifies individuals qualified to become Board members, recommends to the Board the persons to be nominated for election as Supervisors at any Tri-Annual Meeting of the Unitholders and the persons (if any) to be elected by the Board to fill any vacancies on the Board, develops and recommends to the Board changes to Suburban’s Corporate Governance Guidelines and Principles when appropriate, and oversees the evaluation of the Board. The Committee has met 2 times since it was created by the Board at its July 22, 2014 meeting (prior to such date, the full Board performed the functions now assumed by the Nominating/Governance Committee). Its members are Lawrence C. Caldwell, Matthew J. Chanin, John D. Collins, Harold R. Logan, Jr. (its Chairman), Dudley C. Mecum, John Hoyt Stookey and Jane Swift, all of whom are independent in accordance with our Corporate Governance Guidelines and Principles and the rules of the NYSE. Mr. Mecum’s membership on this Committee will not be filled upon expiration of his current term as a Supervisor.

Our Board has adopted a Nominating/Governance Committee Charter. A copy of our Nominating/Governance Committee Charter is available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

Supervisor Nominations and Criteria for Board Membership

To fulfill its responsibility to recruit nominees for election as Supervisors, the Nominating/Governance Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Our Corporate Governance Guidelines and Principles set forth the following minimum qualifications for our Supervisors, who are nominated in accordance with the procedures set forth in the MLP Agreement:

1.  Integrity. Individuals must be of personal and professional integrity and ethical character, who recognize and value these qualities in others.

2.   Absence of Conflicts of Interest. In addition to meeting the independence standards set forth elsewhere in the Guidelines, a Supervisor should not have any interests that would materially impair his or her ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a supervisor to Suburban and its unitholders.

3.   Fair and Equal Representation. A Supervisor must be able to represent fairly and equally the long-term interests of all of Suburban’s unitholders without favoring or advancing any particular unitholder or other constituency of Suburban.

4.   Achievement. A Supervisor must have demonstrated achievement in one or more fields of business, professional, or governmental endeavor.

5.   Oversight. A Supervisor is expected to have sound judgment, borne of management or policy-making experience (which may be as an advisor or consultant), that demonstrates an ability to function effectively in an oversight role (including an inquisitive and rigorous manner of monitoring).

6.   Experience and Business Understanding. A Supervisor should have relevant or relatable expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience. In addition, he/she must have a general appreciation regarding key issues facing public companies of a size and operational scope similar to Suburban, including:

—	corporate governance concerns;
—	regulatory obligations of a public issuer;
—	strategic business planning; and
—	basic concepts of corporate finance.

7.   Available Time. A Supervisor must have sufficient time available to devote to the affairs of the Board, be fully prepared to devote such time, and be physically and mentally capable of devoting such time. It is expected that each candidate will be available and able to attend substantially all meetings of the Board and any committees on which he/she will serve, as well as Suburban’s tri-annual and special meetings of unitholders, after taking into consideration his/her other business and professional commitments, including service on the boards of other companies. The Board should include at least some supervisors who are committed to service on the Board for an extended period of time.

8.   Diversity. The Board seeks an appropriate diversity of personal and professional background, experience, expertise, and perspective among Supervisors. Board Supervisors should be able to cooperate with other Board members and contribute to the collegiality of the Board.

In addition, the Nominating/Governance Committee considers the number of other boards of public companies on which a candidate serves.

Unitholder Nominations

Unitholders may nominate candidates for Supervisors in accordance with the following procedures set forth in the MLP Agreement. Any Unitholder (or group of Unitholders) that beneficially owns 10% or more of the outstanding Common Units is entitled to nominate one or more individuals to stand for election as Supervisors at a Tri-Annual Meeting by providing written notice thereof to the Board of Supervisors not more than 120 days and not less than 90 days prior to the date of such Tri-Annual Meeting; provided, however, that in the event that the date of the Tri-Annual Meeting was not publicly announced by Suburban by mail, press release or otherwise more than 100 days prior to the date of such meeting, such notice, to be timely, must be delivered to the Board of Supervisors not later than the close of business on the 10th day following the date on which the date of the Tri-Annual Meeting was announced. The notice must set forth (i) the name and address of the Unitholder(s) making the nomination or nominations, (ii) the number of Common Units beneficially owned by such Unitholder(s), (iii) such information regarding the nominee(s) proposed by the Unitholder(s) as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of Supervisors filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee(s) been nominated or intended to be nominated to the Board of Supervisors, (iv) the written consent of each nominee to serve as a member of the Board of Supervisors if so elected and (v) a certification that such nominee(s) qualify as Supervisor(s). Unitholder nominees whose nominations comply with these procedures and who meet the minimum criteria for Board membership, as outlined above, will be evaluated by the Nominating/Governance Committee in the same manner as the Committee’s nominees.

Attendance at Meetings

Unitholder Meetings

It is the policy of the Board of Supervisors that all Supervisors should attend Suburban’s Unitholder meetings. All six of the then Supervisors attended the Tri-Annual Meeting of Unitholders on May 1, 2012, which was subsequently adjourned until May 14, 2012 for lack of a quorum. When that meeting re-convened on May 14, all of the then Supervisors, other than Mr. Stookey, were in attendance.

Board and Committee Meetings

The Board held 5 meetings in fiscal 2014. Each Supervisor attended at least 75% of the total number of meetings of the Board and of the Committees of the Board on which such Supervisor served in fiscal 2014.

Unitholder Communications with the Board of Supervisors

Unitholders who wish to communicate directly with the Board as a group may do so by writing to the Suburban Board of Supervisors, c/o Company Secretary, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. Unitholders may also communicate directly with individual Supervisors by addressing their correspondence accordingly.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our Supervisors, executive officers and holders of 10 percent or more of our Common Units to file initial reports of ownership and reports of changes in ownership of our Common Units with the Securities and Exchange Commission. Supervisors, executive officers and 10 percent Unitholders are required to furnish Suburban with copies of all Section 16(a) forms that they file. Based on a review of these filings, we believe that all such filings were timely made during fiscal 2014, except that Harold R. Logan, Jr. did not timely file 3 reports with respect to certain Common Units purchased on May 13, 2014, August 12, 2014 and November 10, 2014 pursuant to an automatic dividend reinvestment program administered by his broker. The untimely filing of the above transactions was inadvertent and, as soon as the oversight was discovered, a Form 4 was promptly filed on February 13, 2015 to report the transactions. Mr. Logan has cancelled his participation in the broker’s automatic dividend reinvestment program.

Code of Ethics and Code of Business Conduct and Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, controller, or persons performing similar functions, and a Code of Business Conduct and Ethics that applies to all of our employees, officers and Supervisors. Copies of our Code of Ethics and our Code of Business Conduct and Ethics are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. Any amendments to, or waivers from, provisions of our Code of Ethics or our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer will be posted on our website.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines and Principles in accordance with the NYSE corporate governance listing standards in effect as of the date of this Proxy Statement. Copies of our Corporate Governance Guidelines and Principles are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

NYSE Annual CEO Certification

The NYSE requires the Chief Executive Officer of each listed company to submit a certification indicating that the company is not in violation of the Corporate Governance listing standards of the NYSE on an annual basis. Our Chief Executive Officer submits his Annual CEO Certification to the NYSE each December. In December 2014, Mr. Stivala submitted his Annual CEO Certification for our 2014 fiscal year to the NYSE without qualification.

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the rules of the Securities and Exchange Commission pursuant to paragraph (d)(3) of Regulation S-K Item 407. It shall not be deemed to be “soliciting material,” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Suburban specifically incorporates it by reference in such filing.

In accordance with the provisions of its written charter, the Audit Committee assists the Board of Supervisors in fulfilling its responsibility for oversight of (a) the integrity of Suburban’s financial statements and internal control over financial reporting; (b) Suburban’s compliance with applicable laws, regulations, and its code of conduct; (c) independence and qualifications of the independent registered public accountants; (d) the performance of the internal audit function and the independent registered public accountants; and (e) accounting complaints. Management of Suburban is responsible for the preparation, integrity and objectivity of Suburban’s financial statements in accordance with generally accepted accounting principles and for establishing and maintaining a system of internal accounting and disclosure controls. PricewaterhouseCoopers LLP, Suburban’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Suburban in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues they believe should be raised. The independent registered public accounting firm also annually audits the effectiveness of internal controls over financial reporting.

The Audit Committee has reviewed and discussed the audited consolidated financial statements set forth in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014 with management. The Audit Committee also discussed with PricewaterhouseCoopers LLP those matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of that firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Supervisors that Suburban’s audited financial statements be included in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, filed with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Supervisors.

John D. Collins, Chairman Lawrence C. Caldwell Dudley C. Mecum Jane Swift

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our executive compensation philosophy, policies and practices with respect to the following executive officers of Suburban, to whom we refer as our “named executive officers”: Michael J. Dunn, Jr., our former Chief Executive Officer (who held the position of President and Chief Executive Officer until March 31, 2014, and the position of Chief Executive Officer through September 27, 2014); Mr. Stivala, our current President and Chief Executive Officer (who held the position of Chief Financial Officer until March 31, 2014, and the position of President from April 1, 2014 through September 27, 2014); Mr. Kuglin, our current Chief Financial Officer and Chief Accounting Officer (who held the position of Vice President and Chief Accounting Officer until March 31, 2014, and the position of Vice President – Finance and Chief Accounting Officer, a position that required him to act in a manner identical to that of a Chief Financial Officer, from April 1, 2014 through September 27, 2014); and our three other most highly compensated executive officers: Mr. Wienberg, our Chief Operating Officer; Mr. Boyd, our Senior Vice President – Field Operations; and Mr. Brinkworth, our Senior Vice President – Product Supply, Purchasing & Logistics.

In accordance with a management succession plan developed by the Compensation Committee of Suburban’s Board of Supervisors, which we hereafter refer to as the “Committee,” in close collaboration with Mr. Dunn, Mr. Dunn retired at the conclusion of fiscal 2014.

Executive Compensation Philosophy and Components

The objectives of our executive compensation program are as follows:

—	The attraction and retention of talented executives who have the skills and experience required to achieve our goals; and
—	The alignment of the short-term and long-term interests of our executive officers with the short-term and long-term interests of our Unitholders.

We accomplish these objectives by providing our executives with compensation packages that combine various components that are specifically linked to either short-term or long-term performance measures. Therefore, our executive compensation packages are designed to achieve our overall goal of sustainable, profitable growth by rewarding our executive officers for behaviors that facilitate our achievement of this goal.

The principal components of the compensation we provide to our named executive officers are as follows:

—	Base salary;
—	Cash incentives paid under a performance-based annual bonus plan;
—	Long-Term Incentive Plan awards; and
—	Awards of restricted units under the Restricted Unit Plan.

We align the short-term and long-term interests of our executive officers with the short-term and long-term interests of our Unitholders by:

—	Providing our executive officers with an annual incentive target that encourages them to achieve or exceed targeted financial results and operating performance for the fiscal year;
—	Providing a long-term incentive plan that encourages our executive officers to implement activities and practices conducive to sustainable, profitable growth; and
—

Providing our executive officers with restricted units in order to encourage the retention of the participating executive officers, while simultaneously encouraging behaviors conducive to the long-term appreciation of our Common Units.

Establishing Executive Compensation

The Committee is responsible for overseeing our executive compensation program. In accordance with its charter, available on our website at www.suburbanpropane.com, the Committee ensures that the compensation packages provided to our executive officers are designed in accordance with our compensation philosophy. The Committee reviews and approves the compensation packages of our managing directors, assistant vice presidents, vice presidents, senior vice presidents, and our named executive officers.

The November 13, 2013 Compensation Committee Meeting

As in past fiscal years, our Senior Vice President – Administration (now Senior Vice President) prepared a comprehensive analysis of each executive officer’s past and current compensation to assist the Committee in the assessment and determination of executive compensation packages for fiscal 2014. The Committee considered a number of factors in establishing the fiscal 2014 executive compensation packages, including, but not limited to, experience, scope of responsibility and individual performance. The relative importance assigned to each of these factors by the Committee may differ from executive to executive and year to year. In addition, as part of the Committee’s annual review of each executive officer’s total compensation package, the Committee was provided with benchmarking data for comparison. This benchmarking data is just one of a number of factors that was considered by the Committee, but was not necessarily the most persuasive factor.

The benchmarking data provided to the Committee for fiscal 2014 was derived from the Mercer Human Resource Consulting, Inc. (which we hereafter refer to as “Mercer”) Benchmark Database containing information obtained from surveys of over 3,035 organizations and approximately 1,224 positions which may or may not include similarly-sized national propane marketers. The use of the Mercer database provides a broad base of compensation benchmarking information for companies of a size similar to Suburban.

In making their decisions regarding executive compensation packages for fiscal 2014, for executive officers currently below the level of senior vice president, the members of the Committee reviewed the total cash compensation opportunities that were provided to each member of this subset of our executive officers (none of whom are our named executive officers) during the previous completed fiscal year. “Total cash compensation opportunity” consists of base salary, an annual cash bonus, and Long-Term Incentive Plan awards. The Committee then compared these officers’ total cash compensation opportunities to the total mean cash compensation opportunities for parallel positions in the Mercer database. By focusing on total cash compensation opportunity as a whole, instead of on single components of compensation such as base salary, the Committee, when it met on November 13, 2013, created fiscal 2014 compensation packages for this subset of our executive officers that emphasized the performance-based components of compensation.

As in prior years, the Committee did not base its benchmarking solely on a peer group of other propane marketers. The Committee adopted this approach because it believes that the proximity of our headquarters to New York City and the need to realistically compete for skilled executives in an environment shared by numerous other enterprises that seek similarly skilled employees requires a broader review of the market. The Committee chooses not to base its benchmarking on the compensation practices of other propane marketers due to the fact that the other, similarly-sized propane marketers compete for executives in vastly different economic environments.

In connection with succession planning, the Committee unanimously decided to engage the services of Towers Watson & Co. (which we hereafter refer to as “Towers Watson”), a human resources consulting firm, for assistance in developing competitive compensation packages for those executive officers identified by the Committee as our senior level executive officers (i.e., those executives who are currently at or above the level of senior vice president). The Committee agreed that it would defer making promotion-related decisions (with the notable exception of the promotion of Mr. Stivala discussed below) and compensation-related decisions relative to our senior core executive officers until its January 22, 2014 meeting, by which time it was contemplated that Towers Watson would have completed a study of Suburban, the executive team, and our past compensation practices.

In response to Mr. Dunn having informed the Committee that he intended to retire at the end of fiscal 2014, the Committee promoted Mr. Stivala to the position of President (effective April 1, 2014) at its November 13, 2013 meeting. For Mr. Stivala and for those whom the Committee identified as our senior level executive officers (currently our Chief Operating Officer, our Chief Financial Officer and Chief Accounting Officer, and our Senior Vice Presidents), the Committee decided to postpone establishing fiscal 2014 compensation-related adjustments until after the Committee was presented with recommendations from Towers Watson.

The January 22, 2014 Compensation Committee Meeting

After completing a study of Suburban and the responsibilities that had already been and were to be assumed by our senior level executive officers, a principal of Towers Watson provided the Committee with a presentation that included compensation recommendations for this group of executives. In accordance with the recommendations of Towers Watson, the Committee established fiscal year 2014 compensation packages for our President (who is currently our President and Chief Executive Officer), our Chief Operating Officer, our Senior Vice Presidents, and our Vice President – Finance and Chief Accounting Officer (who is currently our Chief Financial Officer and Chief Accounting Officer). The compensation packages established at this meeting became effective on April 1, 2014, the effective date on which Mr. Stivala was promoted to the position of President, Mr. Kuglin was promoted to the position of Vice President – Finance and Chief Accounting Officer, Mr. Wienberg was promoted to Chief Operating Officer, Mr. Boyd was promoted to the position of Senior Vice President – Field Operations, and Mr. Brinkworth was promoted to the position of Senior Vice President – Product Supply, Purchasing & Logistics.

The July 22, 2014 Compensation Committee Meeting

Continuing its preparation for Mr. Dunn’s retirement at the conclusion of fiscal 2014, the Committee approved Mr. Stivala’s assumption of the role and title of Chief Executive Officer in addition to his role as President. Because of the April 1, 2014 adjustments to Mr. Stivala’s overall compensation, the Committee chose not to adjust Mr. Stivala’s compensation at this time. This promotion became effective on September 28, 2014.

In addition, the Committee approved the promotion of Mr. Kuglin to Chief Financial Officer and Chief Accounting Officer. This promotion became effective on September 28, 2014. In establishing Mr. Kuglin’s compensation for this position, the Committee relied on the same Towers Watson study discussed above.

***

As previously reported, at their fiscal 2012 Tri-Annual Meeting, our Unitholders overwhelmingly approved the advisory “Say-on-Pay” resolution required by Section 14A of the Exchange Act. As a result, the Committee determined that no major revisions of its practices are required; however, the Committee has, and will continue to, periodically evaluate its compensation practices for possible improvement.

Role of Executive Officers and the Compensation Committee in the Compensation Process

The Committee establishes and enforces our general compensation philosophy in consultation with our President and Chief Executive Officer. The role of our President and Chief Executive Officer in the executive compensation process is to recommend individual pay adjustments for the executive officers, other than himself, to the Committee based on market conditions, our performance, and individual performance. With the assistance of our Senior Vice President – Administration, our President and Chief Executive Officer presents the Committee with information comparing each executive officer’s compensation to the mean compensation figures provided in the Mercer database.

Among other duties, the Committee has overall responsibility for:

—	Reviewing and approving the compensation of our President and Chief Executive Officer, our Chief Operating Officer, our Chief Financial Officer, and our other executive officers;
—	Reporting to the Board of Supervisors any and all decisions regarding compensation changes for our President and Chief Executive Officer and our other executive officers;
—	Evaluating and approving our annual cash bonus plan, long-term incentive plan, and grants under our Restricted Unit Plans, as well as all other executive compensation policies and programs;
—	Administering and interpreting the compensation plans that constitute each component of our executive officers’ compensation packages; and
—	Engaging consultants, when appropriate, to provide independent, third-party advice on executive officer-related compensation.

Our sole use of the Mercer database was to provide the Committee with benchmarking data. Therefore, prior to the November 13, 2013 Committee meeting, neither our President and Chief Executive Officer nor our Senior Vice President – Administration met with representatives from Mercer. The information provided by Mercer was derived from a proprietary database maintained by Mercer and, as such, there was no formal consultancy role played by them.

In preparation for its January 22, 2014 Committee meeting, the Committee directed Mr. Dunn, Mr. Stivala, Mr. Kuglin, Mr. Wienberg, and our Senior Vice President – Administration to meet with principals of Towers Watson to discuss the then current responsibilities of our senior level executives and their thoughts on the future responsibilities of these executives in light of the Committee’s succession planning efforts. It was from these interviews with our senior executive officers that the principals of Towers Watson developed their recommendations regarding compensation of our senior level executive team.

Allocation Among Components

Under our compensation structure, the mix of base salary, cash bonus and long-term compensation provided to each executive officer varies depending on his or her position. The base salary for each executive officer is the only fixed component of compensation. All other cash compensation, including annual cash bonuses and long-term incentive compensation, is variable in nature as it is dependent upon achievement of certain performance measures. The following table summarizes the components as percentages of each named executive officer’s total cash compensation opportunity for the first six months of fiscal 2014 (i.e., October 2013 through March 2014). For this period, the base salaries and cash bonus targets of our named executive officers remained identical to those in effect for fiscal 2013.

	Base Salary	Cash Bonus Target	Long-Term Incentive

Michael J. Dunn, Jr.	40%	40%	20%
Michael A. Stivala	46%	36%	18%
Michael A. Kuglin	51%	33%	16%
Mark Wienberg	46%	36%	18%
Steven C. Boyd	46%	36%	18%
Douglas T. Brinkworth	46%	36%	18%

The following table summarizes the components as percentages of each named executive officer’s total cash compensation opportunity for the second six months of fiscal 2014 (i.e., April 2014 through September 2014).

	Base Salary	Cash Bonus Target	Long-Term Incentive

Michael J. Dunn, Jr.	40%	40%	20%
Michael A. Stivala	44%	44%	12%
Michael A. Kuglin	50%	35%	15%
Mark Wienberg	46%	37%	17%
Steven C. Boyd	46%	37%	17%
Douglas T. Brinkworth	46%	37%	17%

In allocating compensation among these components, we believe that the compensation of our senior level executive officers – the executive officers having the greatest ability to influence our performance – should be approximately 50% performance-based, while lower levels of management should receive a greater portion of their compensation in base salary. Additionally, our short-term and long-term incentive plans are pay-for-performance compensation plans that do not provide for minimum payments.

Internal Pay Equity

In determining the different compensation packages for each of our named executive officers, the Committee takes into consideration a number of factors, including the level of responsibility and influence that each named executive officer has over the affairs of Suburban, individual performance and years of experience in his current position. The relative importance assigned to each of these factors by the Committee may differ from executive to executive. The Committee will also consider the existing level of equity ownership of each of our named executive officers when granting awards under our Restricted Unit Plan (see below for a description of this plan). As a result, different weights may be given to different components of compensation among each of our named executive officers. In addition, as discussed in the section above titled “Allocation Among Components,” the compensation packages that we provide to our senior level executive officers are, at a minimum, 50% performance-based. In order to align the interests of senior management with the interests of our Unitholders, we consider it requisite to accentuate the performance-based elements of the compensation packages that we provide to these individuals.

Base Salary

Base salaries for the named executive officers and all of our other executive officers, are reviewed and approved annually by the Committee. In order to determine base salary increases, the Committee’s practice has been to compare each executive officer’s base salary with the corresponding mean salary provided in the Mercer database. The Committee usually determines base salary adjustments, which may be higher or lower than the comparative data, following an assessment of our overall results as well as each executive officer’s position, performance and scope of responsibility, while at the same time considering each executive officer’s previous total cash compensation opportunities. This year, in order to facilitate the succession planning process, the Committee engaged the services of Towers Watson to make recommendations regarding the compensation packages provided to the executive officers the Committee identified as Suburban’s senior level executive officers. In accordance with a tentative plan of succession discussed by the Committee at its November 13, 2013 meeting, the Committee decided to postpone discussions of base salary adjustments for our senior level executive officers until its January 22, 2014 Committee meeting when the results of the Towers Watson study would be made available.

In accordance with the recommendations contained in the Towers Watson study, the Committee adjusted the base salaries of the named executive officers (with the exception of Mr. Dunn who retired at the conclusion of fiscal 2014). These adjustments became effective on April 1, 2014, the effective date of Mr. Stivala’s promotion to President; Mr. Kuglin’s promotion to Vice President – Finance and Chief Accounting Officer; Mr. Wienberg’s promotion to Chief Operating Officer; Mr. Boyd’s promotion to Senior Vice President – Field Operations; and Mr. Brinkworth’s promotion to Senior Vice President – Product Supply, Purchasing & Logistics.

Name	Fiscal 2014 Base Salary (Second Six Months of Fiscal Year)	Fiscal 2014 Base Salary (First Six Months of Fiscal Year)	Fiscal 2013 Base Salary
Michael J. Dunn, Jr.	$495,000	$495,000	$495,000
Michael A. Stivala	$425,000	$300,000	$300,000
Michael A. Kuglin	$265,000	$240,000	$240,000
Mark Wienberg	$325,000	$280,000	$280,000
Steven C. Boyd	$315,000	$290,000	$290,000
Douglas T. Brinkworth	$300,000	$270,000	$270,000

In the event of a promotion, a significant increase in an executive officer’s responsibilities, or a new hire, it is the Committee’s practice to review that executive officer’s base salary at that time and take such action as the Committee deems warranted.

At its meeting on July 22, 2014, effective September 28, 2014, the Committee increased Mr. Kuglin’s salary to $275,000, in recognition of his promotion to Chief Financial Officer and Chief Accounting Officer.

At its meeting on November 11, 2014, the Committee did not adjust the base salaries of our named executive officers for fiscal 2015 because their salaries were adjusted on April 1, 2014.

The base salaries paid to the named executive officers in fiscal 2014, fiscal 2013 and fiscal 2012 are reported in the column titled “Salary” in the Summary Compensation Table below.

Annual Cash Bonus Plan

Annual cash bonuses (which fall within the Securities and Exchange Commission’s definition of “Non-Equity Incentive Plan Compensation” for the purposes of the Summary Compensation Table and otherwise) are earned by our executive officers in accordance with the objective performance provisions of our annual cash bonus plan.

The terms of our annual cash bonus plan provide for cash payments of a specified percentage of our named executive officers’ annual base salaries (“target cash bonus”) if, for the fiscal year, actual cash bonus plan EBITDA equals Suburban’s budgeted EBITDA. For purposes of calculating cash bonus plan EBITDA, the Committee customarily adjusts both budgeted and actual EBITDA (as defined in Item 6 of Suburban’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014) for various items considered to be non-recurring in nature; including, but not limited to, unrealized (non-cash) gains or losses on changes in the fair value of derivative instruments; acquisition-related costs; integration-related costs; multiemployer pension plan withdrawal charges; pension settlement charges; and losses on debt extinguishment. Under the provisions of the annual cash bonus plan in effect for fiscal 2014, our executive officers had the opportunity to earn between 60% and 120% of their target cash bonuses, depending upon Suburban’s EBITDA performance during the fiscal year, in accordance with the following table.

Actual EBITDA as a % of budgeted EBITDA	% of Target Cash Bonus Earned
120% and above	120%
119%	119%
118%	118%
117%	117%
116%	116%
115%	115%
114%	114%
113%	113%
112%	112%
111%	111%
110%	110%
109%	109%
108%	108%
107%	107%
106%	106%
105%	105%
104%	104%
103%	103%
102%	102%
101%	101%
100%	100%
99%	98%
98%	96%
97%	94%
96%	92%
95%	90%
94%	68%
93%	66%
92%	64%
91%	62%
90%	60%
Below 90%	0%

Although our annual cash bonus plan is generally administered in accordance with the provisions of the plan, the Committee may exercise its broad discretionary powers to decrease or increase the annual cash bonus paid to a particular executive officer, upon the recommendation of our President and Chief Executive Officer, or to the executive officers as a group, when the Committee recognizes that an adjustment is warranted. During fiscal 2014, fiscal 2013 and fiscal 2012, no such discretionary adjustments were made to the annual cash bonuses earned by our executives.

For fiscal 2014, our budgeted cash bonus plan EBITDA was $360.0 million (“Budgeted EBITDA”). Our actual cash bonus plan EBITDA was such that each of our executive officers earned 68% of his or her target cash bonus. The following table provides the fiscal 2014 budgeted cash bonus plan EBITDA targets that were established at the November 13, 2013 Committee meeting:

Hypothetical Fiscal 2014 Cash Bonus Plan EBITDA Results (in Millions)	Hypothetical Fiscal 2014 Cash Bonus Plan EBITDA Expressed as a Percentage of Budgeted Cash Bonus Plan EBITDA	Target Bonus Percentage that would have been Earned if Actual Cash Bonus Plan EBITDA Equaled the Figure in the First Column
$432.0	120%	120%
$396.0	110%	110%
$360.0 (1)	100%	100%
$342.0	95%	90%
$324.0	90%	60%

(1)	Budgeted cash bonus plan EBITDA for fiscal 2014.

For those named executive officers who were promoted on April 1, 2014 (all of our named executive officers except Mr. Dunn), actual payments earned are equal to one half of what the payment would have been using each named executive officer’s base salary and bonus percentage in effect for the first half of fiscal 2014, plus one half of what the payment would have been using each named executive officer’s base pay and bonus percentage in effect for the second half of fiscal 2014. The fiscal 2014 target cash bonus percentages for both halves of the year and the blended target cash bonuses established for each named executive officer and the actual cash bonuses earned by each of them during fiscal 2014 are summarized as follows:

Name	2014 Target Cash Bonus as a % of Base Salary (for the First Half of the Fiscal Year)	2014 Target Cash Bonus as a % of Base Salary (for the Second Half of the Fiscal Year)	2014 Target Cash Bonus	2014 Actual Cash Bonus Earned at 68%
Michael J. Dunn, Jr.	100%	100%	$495,000	$336,600
Michael A. Stivala	80%	100%	$332,500	$226,100
Michael A. Kuglin	65%	70%	$170,750	$116,110
Mark Wienberg	80%	80%	$242,000	$164,560
Stephen C. Boyd	80%	80%	$242,000	$164,560
Douglas T. Brinkworth	80%	80%	$228,000	$155,040

For purposes of establishing the cash bonus targets for fiscal 2014, the Committee reviewed and approved our fiscal 2014 budgeted cash bonus plan EBITDA at its November 13, 2013 meeting. The budgeted cash bonus plan EBITDA is developed annually using a bottom-up process factoring in reasonable growth targets from the prior year’s performance, while at the same time attempting to reach a balance between a target that is reasonably achievable, yet not assured. As described above, during fiscal 2014, our executive officers had the opportunity to earn between 60% and 120% of their target cash bonuses. Over the past three years, our actual cash bonus plan EBITDA was such that each of our executive officers earned 68%, 60% and 0% of their respective target cash bonus for fiscal 2014, fiscal 2013 and fiscal 2012, respectively.

With the exception of Mr. Kuglin (and Mr. Dunn who has retired), the named executive officers’ target cash bonus percentages and target cash bonuses for fiscal 2015 are the same as those for the second half of fiscal 2014. In recognition of his promotion to Chief Financial Officer and Chief Accounting Officer, Mr. Kuglin’s fiscal 2015 target cash bonus has been increased to 75% of his base salary. Actual payments for fiscal 2015 under the annual cash bonus plan will depend upon the percentage of the budgeted cash bonus plan EBITDA for fiscal 2015 that is eventually achieved.

In accordance with recommendations from Towers Watson, the Committee modified the terms of our annual cash bonus plan, beginning with fiscal 2015, to provide our executive officers with the opportunity to earn between 50% and 120% of their target cash bonuses, depending upon Suburban’s EBITDA performance during the fiscal year, in accordance with the following table.

Actual EBITDA as a % of budgeted EBITDA	% of Target Cash Bonus Earned
120% and above	120%
119%	119%
118%	118%
117%	117%
116%	116%
115%	115%
114%	114%
113%	113%
112%	112%
111%	111%
110%	110%
109%	109%
108%	108%
107%	107%
106%	106%
105%	105%
104%	104%
103%	103%
102%	102%
101%	101%
100%	100%
99%	98%
98%	96%
97%	94%
96%	92%
95%	90%
94%	85%
93%	82.5%
92%	80%
91%	77.5%
90%	75%
89%	70%
88%	65%
87%	60%
86%	55%
85%	50%
Below 85%	0%

The bonuses earned by our named executive officers under the annual cash bonus plan for fiscal 2014 and 2013 are reported in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below.

Long-Term Incentive Plan

While the annual cash bonus plan is a pay-for-performance plan that focuses on our short-term financial goals, the Long-Term Incentive Plan, which we hereafter refer to as the “LTIP,” is structured as a phantom unit plan that has been designed to motivate our executive officers to focus on our long-term financial goals. Unvested awards are granted at the beginning of each fiscal year as a Committee-approved percentage of each executive officer’s salary. Cash payments, if any, are earned and paid at the end of a three-year measurement period, depending on performance.

The LTIP is designed to:

—	Align a portion of our executive officers’ compensation opportunities with the long-term goals of our Unitholders;
—	Provide long-term compensation opportunities consistent with market practice;
—	Reward long-term value creation; and
—	Provide a retention incentive for our executive officers and other key employees.

LTIP History

At the beginning of fiscal 2003, the Committee adopted the 2003 Long-Term Incentive Plan (which we hereafter refer to as the “2003 LTIP”) as a principal component of our executive compensation program. At its meeting on November 9, 2011, the Committee adopted the 2013 Long-Term Incentive Plan (which we hereafter refer to as the “2013 LTIP”) as a replacement for the 2003 LTIP, which expired on September 30, 2012. The 2013 LTIP became effective on October 1, 2012; its provisions were essentially identical to the provisions of the 2003 LTIP. In accordance with recommendations from Towers Watson, at its meeting on August 6, 2013, the Committee adopted the 2014 Long-Term Incentive Plan (which we hereafter refer to as the “2014 LTIP”) as a replacement for the 2013 LTIP. The provisions of the 2014 LTIP govern all LTIP awards granted subsequent to fiscal 2013.

Calculation of LTIP Phantom Units

In accordance with the 2003, 2013, and 2014 LTIP documents, at the beginning of each three-fiscal year measurement period, each executive officer’s number of unvested LTIP unit awards is calculated by dividing a predetermined percentage (52% for awards made prior to fiscal 2014 and 50% for all subsequent awards), established by the Committee, of each executive officer’s target cash bonus by the average of the closing prices of our Common Units for the twenty days preceding the beginning of the first fiscal year in the measurement period.

The following are the numbers of the unvested LTIP units granted to our named executive officers during fiscal 2014 and fiscal 2013 that will be used to calculate cash payments at the end of each award’s respective three-year measurement period (i.e., at the end of fiscal 2016 for the fiscal 2014 award and at the end of fiscal 2015 for the fiscal 2013 award):

	Fiscal	Fiscal
	2014 Award	2013 Award
Michael J. Dunn, Jr.	5,404	6,559
Michael A. Stivala	2,620	3,180
Michael A. Kuglin	1,703	2,067
Mark Wienberg	2,445	2,968
Steven C. Boyd	2,533	3,074
Douglas T. Brinkworth	2,358	2,862

At its meeting on November 11, 2014, the Committee approved the grant of the following number of unvested LTIP unit awards under the LTIP for the fiscal 2015 award cycle that commenced at the beginning of fiscal 2015 and will conclude at the end of fiscal 2017, that will be used to calculate cash payments at the end of this award’s three-year measurement period (i.e., at the end of fiscal 2017).

Fiscal
2015 Award
Michael A. Stivala	4,770
Michael A. Kuglin	2,315
Mark Wienberg	2,918
Steven C. Boyd	2,828
Douglas T. Brinkworth	2,694

Performance Metrics

The primary difference between the 2003/2013 LTIPs and the 2014 LTIP is the performance metric used to determine whether cash payments have been earned by the participants at the end of an LTIP award cycle’s three-year measurement period.

Awards made prior to fiscal 2014 under the 2003 and 2013 LTIPs measure the market performance of our Common Units on the basis of total return to our Unitholders, which we refer to as “TRU,” during a three-year measurement period commencing on the first day of the fiscal year in which an unvested award was granted and compares our TRU to the TRU of each of the other members of a predetermined peer group, consisting solely of other master limited partnerships, approved by the Committee. The fiscal 2013 LTIP award is the only remaining award subject to this metric.

The following table lists, in alphabetical order, the names and ticker symbols of the peer group used to measure our performance during the three-year measurement period for the fiscal 2013 LTIP award:

Fiscal 2013 Award Peer Group
Peer Group Member Name	Ticker Symbol
Atlas Pipeline Partners, L.P.	APL
AmeriGas Partners, L.P.	APU
BreitBurn Energy Partners, L.P.	BBEP
Copano Energy, LLC (1)	CPNO
Enbridge Energy Partners, L.P.	EEP
Ferrellgas Partners, L.P.	FGP
Genesis Energy, L.P.	GEL
Global Partners L.P.	GLP
Inergy Midstream, L.P. (2)	NRGM
MarkWest Energy Partners, L.P.	MWE
TC Pipelines, L.P.	TCP

(1)

Copano Energy, LLC was acquired by Kinder Morgan Energy Partners, L.P. on May 1, 2013. For purposes of measuring relative TRU for the fiscal 2013 award, as a result of this event, we have reduced the peer group of this award by one member.

(2)

Inergy Midstream, L.P. merged with Crestwood Midstream Partners LP on October 7, 2013. The combined partnership is named Crestwood Midstream Partners LP and trades under ticker CMLP on the New York Stock Exchange. For purposes of measuring relative TRU for the fiscal 2013 award, as a result of this event, we have reduced the peer group of this award by one member.

The three-year measurement period of the fiscal 2012 award ended simultaneously with the conclusion of fiscal 2014. The TRU for the fiscal 2012 award fell within the lowest quartile; therefore, the participants, including our named executive officers, did not earn cash payments relative to this award.

Subsequent to the Committee’s meeting on November 13, 2012, the Committee reconsidered the use of TRU as the performance metric for purposes of the LTIP. As a result, the Committee engaged the services of Towers Watson to review the LTIP’s measurement criteria. At the Committee’s July 24, 2013 meeting, Towers Watson presented the Committee with a recommendation to replace TRU with a performance metric that measures our average distribution coverage ratio over a three-year measurement period.

The Committee’s decision to replace the 2013 LTIP with the 2014 LTIP was based on its determination that an incentive structure focused on the level of distributable cash flow over a three-year measurement period, which supports the sustainability of the cash distributions to Unitholders and future growth in distributions, is a more meaningful indicator of Suburban’s performance than comparative TRU, and also better aligns management’s interests with those of the Unitholders. The Committee’s rationale for making this decision was based on two significant factors. The first was the recognition that the structure of the 2013 LTIP was based primarily on the structure of the 2003 LTIP, which was adopted when the twelve-member peer group contained six (including Suburban) publicly-traded partnerships engaged in the business of selling propane. As a result of acquisitions and mergers that have occurred in that business since 2003, at the time of the adoption of the 2014 LTIP, there remained in the peer group only three (including Suburban) publicly-traded partnerships engaged in the business of selling propane. The second factor that the Committee considered was that publicly-traded partnerships are generally regarded as income-oriented investments. As an income-oriented investment, publicly-traded partnerships make cash distributions of available cash within 45 days after each quarter’s end. Therefore, because of the increased dissimilarities between us and any peer group of publicly-traded partnerships against which our TRU could be compared, and because our ability to support future cash distributions is essential to successfully attracting investors, the Committee determined that distributable cash flow, rather than TRU, is, at present, a more appropriate performance metric for our LTIP.

As a result of the Committee’s adoption of the 2014 LTIP, the earning of cash payments under the 2014 LTIP will be determined based on the level of our distribution coverage ratio over a three-year measurement period (“Distribution Coverage Ratio”). This ratio will be calculated by dividing our average distributable cash flow generated during an outstanding award’s three-year measurement period by a baseline cash flow set on the initial grant date of the award.

The average distributable cash flow is the average of the distributable cash flow for each of the three years in a particular award’s three-year measurement period. For purposes of this plan’s performance metric, distributable cash flow is equal to LTIP EBITDA for a particular fiscal year less capital expenditures, cash interest expense, and the provision for income taxes for the same fiscal year. For LTIP purposes, “LTIP EBITDA” is identical to cash bonus plan EBITDA. The average distributable cash flow will be adjusted by the sum of the annual differences between the per-Common Unit annualized distribution rate at the beginning of the three-year measurement period and the actual per-Common Unit distributions paid during each of the three years in an award’s three-year measurement period. Baseline cash flow is calculated by multiplying the total number of Common Units outstanding at the beginning of the three-year measurement period by the then per Common Unit annualized distribution rate.

Cash Payments

For awards granted under the 2003 and 2013 LTIP plan documents (i.e., the fiscal 2013 award), at the end of the three-year measurement period, depending on the quartile ranking within which our TRU falls relative to the other members of the peer group, our executive officers, as well as the other participants, all of whom are key employees, will receive a cash payment equal to:

—	The quantity of the participant’s LTIP units multiplied by the average of the closing prices of our Common Units for the twenty days preceding the conclusion of the three-year measurement period;

—	The quantity of the participant’s LTIP units multiplied by the sum of the distributions that would have inured to one of our outstanding Common Units during the three-year measurement period; and

—

The sum of the products of the two preceding calculations multiplied by: zero if our performance falls within the lowest quartile of the peer group; 50% if our performance falls within the second lowest quartile; 100% if our performance falls within the second highest quartile; and 125% if our performance falls within the top quartile.

For awards granted under the 2014 plan document (the fiscal 2014 award payable, if earned, at the end of fiscal 2016 and the fiscal 2015 award, payable, if earned, at the end of fiscal 2017), at the end of the three-year measurement period, depending on the Distribution Coverage Ratio for that three-year measurement period, our executive officers, as well as the other participants, all of whom are key employees, will receive cash payments equal to:

—	The quantity of the participant’s LTIP units multiplied by the average of the closing prices of our Common Units for the twenty days preceding the conclusion of the three-year measurement period;

—	The quantity of the participant’s LTIP units multiplied by the sum of the distributions that would have inured to one of our outstanding Common Units during the three-year measurement period; and

—	The sum of the products of the two preceding calculations multiplied by the applicable percentage corresponding to the Distribution Coverage Ratio illustrated in the following table:

Distribution Coverage Ratio	% of Award Earned
Less than 1.00	00.0%
1.00 (Threshold Performance)	50.0%
1.01	52.5%
1.02	55.0%
1.03	57.5%
1.04	60.0%
1.05	62.5%
1.06	65.0%
1.07	67.5%
1.08	70.0%
1.09	72.5%
1.10	75.0%
1.11	77.5%
1.12	80.0%
1.13	82.5%
1.14	85.0%
1.15	87.5%
1.16	90.0%
1.17	92.5%
1.18	95.0%
1.19	97.5%
1.20 (Target Performance)	100.0%
1.21	101.7%
1.22	103.3%
1.23	105.0%
1.24	106.7%
1.25	108.4%
1.26	110.0%
1.27	111.7%
1.28	113.4%
1.29	115.0%
1.30	116.7%
1.31	118.4%
1.32	120.0%
1.33	121.7%
1.34	123.4%
1.35	125.1%
1.36	126.7%
1.37	128.4%
1.38	130.1%
1.39	131.7%
1.40	133.4%
1.41	135.1%
1.42	136.7%
1.43	138.4%
1.44	140.1%
1.45	141.8%
1.46	143.4%
1.47	145.1%
1.48	146.8%
1.49	148.4%
1.50 and Higher (Maximum Performance)	150.0%

Retirement Provision

A retirement-eligible participant’s outstanding awards under the LTIP will vest as of the retirement-eligible date, but will remain subject to the same three-year measurement period for purposes of determining the eventual cash payment, if any, at the conclusion of the measurement period.

The grant date values based on the probable outcomes of the awards under the LTIP granted during fiscal 2014, fiscal 2013 and fiscal 2012 (although the final measurement of the fiscal 2012 award resulted in no actual payments to our executive officers) are reported in the column titled “Unit Awards” in the Summary Compensation Table below.

Restricted Unit Plan

We adopted the 2000 Restricted Unit Plan effective November 1, 2000. Upon adoption, this plan authorized the issuance of 487,805 Common Units to our executive officers, managers and other employees and to the members of our Board of Supervisors. On October 17, 2006, following approval by our Unitholders, we adopted amendments to this plan which, among other things, increased the number of Common Units authorized for issuance under this plan by 230,000 for a total of 717,805. As this plan terminated by its terms on October 31, 2010, no future awards can be made under this plan; however such termination will not affect the continued validity of any awards granted under the plan prior to its termination.

At our July 22, 2009 Tri-Annual Meeting, our Unitholders approved our adoption of the 2009 Restricted Unit Plan effective August 1, 2009. Upon adoption, this plan authorized the issuance of 1,200,000 Common Units to our executive officers, managers and other employees and to the members of our Board of Supervisors. At the Meeting, our Unitholders will be asked to approve the authorization of the issuance of an additional 1,200,000 Common Units under the 2009 Restricted Unit Plan. See the Restricted Unit Plan Proposal (Proposal 3) below. The provisions of both restricted unit plans (which we hereafter collectively and individually refer to as the RUP) are substantially identical. At the conclusion of fiscal 2014, there remained 415,706 restricted units available under the RUP for future awards. (As a result of both new awards made, and previously granted awards forfeited, in fiscal 2015, there remained 265,351 restricted units available under the RUP for future awards as of March 16, 2015.)

When the Committee authorizes an award of restricted units, the unvested units underlying an award do not provide the grantee with voting rights and do not receive distributions or accrue rights to distributions during the vesting period. Restricted unit awards granted prior to August 6, 2013 normally vest as follows: 25% on each of the third and fourth anniversaries of the grant date and the remaining 50% on the fifth anniversary of the grant date. At its August 6, 2013 meeting, in accordance with recommendations from Towers Watson, the Committee amended Suburban’s 2009 Restricted Unit Plan to revise the normative vesting schedule of awards granted thereafter to one third on each of the first three anniversaries of the award grant date. The Committee retained the ability to deviate, at its discretion, from the normal vesting schedule with respect to particular restricted unit awards. The Committee amended the plan to make its vesting schedule comparable to those of similar plans offered by other companies. Unvested awards are subject to forfeiture in certain circumstances as defined in the applicable RUP document. Upon vesting, restricted units are automatically converted into our Common Units, with full voting rights and rights to receive distributions.

The RUP contains a retirement provision that provides for the vesting (six months and one day after the retirement date of qualifying participants) of unvested awards held by a retiring participant who meets all three of the following conditions on his or her retirement date:

—	The unvested award has been held by the grantee for at least six months;
—	The grantee is age 55 or older; and
—	The grantee has worked for us or one of our predecessors for at least 10 years.

All RUP awards are approved by the Committee. Because individual circumstances differ, the Committee has not adopted a formulaic approach to making RUP awards. Although the reasons for granting an award can vary, the objective of granting an award to a recipient is to retain the services of the recipient over the vesting period while, at the same time providing the type of motivation that further aligns the long-term interests of the recipient with the long-term interests of our Unitholders. The reasons for which the Committee grants RUP awards include, but are not limited to, the following:

—	To attract skilled and capable candidates to fill vacant positions;
—	To retain the services of an employee;
—	To provide an adequate compensation package to accompany an internal promotion; and
—	To reward outstanding performance.

In determining the quantity of restricted units to grant to executive officers and other key employees, the Committee considers, without limitation:

—	The executive officer’s or key employee’s scope of responsibility, performance and contribution to meeting our objectives;
—	The total cash compensation opportunity provided to the executive officer or key employee for whom the award is being considered;
—	The value of similar equity awards to executive officers of similarly sized enterprises; and
—	The current value of a similar quantity of outstanding Common Units.

In addition, in establishing the level of restricted units to grant to our executive officers, the Committee considers the existing level of outstanding unvested RUP awards held by our executive officers.

The Committee generally approves awards under the RUP at its first meeting each fiscal year following the availability of the financial results for the prior fiscal year; however, occasionally the Committee grants awards at other times of the year, particularly when the need arises to grant awards because of promotions and new hires.

At its November 13, 2013 meeting, in order to further align the interests of management with the interests of our Unitholders, the Committee approved the following grants to the following named executive officers:

Grant Name	Grant Date	Quantity

Michael A. Stivala	November 15, 2013	5,302
Michael A. Kuglin	November 15, 2013	4,242
Mark Wienberg	November 15, 2013	5,302
Steven C. Boyd	November 15, 2013	5,302
Douglas T. Brinkworth	November 15, 2013	5,302

In determining these fiscal 2014 awards for Mr. Stivala, Mr. Kuglin, Mr. Wienberg, Mr. Boyd and Mr. Brinkworth, the Committee relied upon information provided by the Mercer database to conclude that these awards were necessary to remediate shortfalls perceived by the Committee in the cash compensation opportunities of these named executive officers, as well as in recognition of their individual achievements throughout fiscal 2013. The Committee’s choice to remediate perceived shortfalls with RUP awards reflects our Board’s disciplined approach to cash management and the Committee’s desire to reward past exemplary performance to those whose past performance has warranted such awards. No award was granted to Mr. Dunn, our then President and Chief Executive Officer, at the Committee’s November 13, 2013 meeting.

At its January 22, 2014 meeting, in accordance with the recommendations of Towers Watson, in recognition of Mr. Dunn’s years of service to Suburban and in recognition of the promotions of the senior level executive officers, the Committee approved the following grants to the named executive officers:

Grant Name	Grant Date	Quantity

Michael J. Dunn, Jr.	March 1, 2014	17,009
Michael A. Stivala	April 1, 2014	23,885
Michael A. Kuglin	April 1, 2014	11,943
Mark Wienberg	April 1, 2014	11,943
Steven C. Boyd	April 1, 2014	11,943
Douglas T. Brinkworth	April 1, 2014	11,943

The aggregate grant date fair values of RUP awards made during fiscal 2014, fiscal 2013 and fiscal 2012, computed in accordance with accounting principles generally accepted in the United States are reported in the column titled “Unit Awards” in the Summary Compensation Table below.

At its November 11, 2014 meeting, the Committee did not grant any additional RUP awards to our named executive officers because each of these individuals was granted an award on April 1, 2014.

Equity Holding Policy

Effective April 22, 2010, the Committee adopted an Equity Holding Policy which establishes guidelines for the level of Suburban equity holdings that members of the Board and our executive officers are expected to maintain. The Equity Holding Policy can be accessed through a link on our website at www.suburbanpropane.com under the “Investors” tab.

Our equity holding requirements are as follows:

Position	Amount
Member of the Board of Supervisors	2 x Annual Fee
Chief Executive Officer	5 x Base Salary
President	5 x Base Salary
Chief Operating Officer	3 x Base Salary
Chief Financial Officer	3 x Base Salary
Executive Vice President	3 x Base Salary
Senior Vice President	2.5 x Base Salary
Vice President	1.5 x Base Salary
Assistant Vice President	1 x Base Salary
Managing Director	1 x Base Salary

As of the January 2, 2014 and January 2, 2015 measurement dates, all of our executive officers, including our named executive officers, as well as the members of our Board of Supervisors, were in compliance with our Equity Holding Policy.

Incentive Compensation Recoupment Policy

Upon recommendation by the Committee, the Board of Supervisors has adopted an Incentive Compensation Recoupment Policy which permits the Committee to seek the reimbursement from certain executives of Suburban of incentive compensation (i.e., payments/awards pursuant to the annual cash bonus plan, the LTIP and RUP) paid to those executives in connection with any fiscal year for which there is a significant restatement of the published financial statements of Suburban triggered by a material accounting error, which results in less favorable results than those originally reported. Such reimbursement can be sought from executives even if they had no responsibility for the restatement. In addition to the foregoing, if the Committee determines that any fraud or intentional misconduct by an executive was a contributing factor to Suburban’s having to make a significant restatement, then the Committee is authorized to take appropriate action against such executive, including disciplinary action, up to, and including, termination, and requiring reimbursement of all, or any part, of the compensation paid to that executive in excess of that executive’s base salary, including cancellation of any unvested restricted units. The Incentive Compensation Recoupment Policy is available on our website at www.suburbanpropane.com under the “Investors” tab.

Pension Plan

We sponsor a noncontributory defined benefit pension plan that was originally designed to cover all of our eligible employees who met certain criteria relative to age and length of service. Effective January 1, 1998, we amended the plan in order to provide for a cash balance format rather than the final average pay format that was in effect prior to January 1, 1998. The cash balance format is designed to evenly spread the growth of a participant’s earned retirement benefit throughout his or her career rather than the final average pay format, under which a greater portion of a participant’s benefits were earned toward the latter stages of his or her career. Effective January 1, 2000, we amended the plan to limit participation in this plan to existing participants and no longer admit new participants to the plan. On January 1, 2003, we amended the plan to cease future service and pay-based credits on behalf of the participants and, from that point on, participants’ benefits have increased only due to interest credits.

Of our named executive officers, only Mr. Dunn, Mr. Boyd, and Mr. Brinkworth participate in the plan. The changes in the actuarial value relative to their participation in the plan during fiscal 2014, fiscal 2013 and fiscal 2012 are reported in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table below.

Deferred Compensation

All employees, including the named executive officers, who satisfy certain service requirements, are entitled to participate in our IRC Section 401(k) Plan, which we refer to as the “401(k) Plan,” in which participants may defer a portion of their eligible cash compensation up to the limits established by law. We offer the 401(k) Plan to attract and retain talented employees by providing them with a tax-advantaged opportunity to save for retirement.

For fiscal 2014, all of our named executive officers participated in the 401(k) Plan. The benefits provided to our named executive officers under the 401(k) Plan are provided on the same basis as to our other exempt employees. Amounts deferred by our named executive officers under the 401(k) Plan during fiscal 2014, fiscal 2013 and fiscal 2012 are included in the column titled “Salary” in the Summary Compensation Table below.

In order to be competitive with other employers, if certain performance criteria are met, we will match our employee-participants’ contributions up to the lesser of 6% of their base salary or $260,000, at a rate determined based on a performance-based scale. The following chart shows the performance target criteria that must be met for each level of matching contribution:

If We Meet This Percentage of Budgeted EBITDA(1)…	The Participating Employee Will Receive this Matching Contribution for the Year…

115% or higher	100%
100% to 114%	50%
90% to 99%	25%
Less than 90%	0%

(1)

For purposes of the 401(k) Plan, the definition of the term “budgeted EBITDA” is identical to that of “budgeted cash bonus plan EBITDA” discussed under the heading titled “Annual Cash Bonus Plan” above.

Actual cash bonus plan EBITDA, when applied to the 401(k) Plan, was such that we provided participants in the 401(k) Plan with a matching contribution equal to 25% of their calendar year 2014 contributions that did not exceed 6% of their total base pay, up to a maximum annual compensation limit of $260,000. The matching contributions made on behalf of our named executive officers for 2014 are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Other Benefits

As part of his total compensation package, each named executive officer is eligible to participate in all of our other employee benefit plans, such as the medical, dental, group life insurance and disability plans, on the same basis as other exempt employees. These benefit plans are offered to attract and retain talented employees by providing them with competitive benefits.

Other than to Mr. Dunn, in accordance with the terms of his letter agreement (described below in the section titled “Letter Agreement of Mr. Dunn”), there are no post-termination or other special rights provided to any named executive officer to participate in these benefit programs other than the right to participate in such plans for a fixed period of time following termination of employment, on the same basis as is provided to other exempt employees, as required by law.

The costs of all such benefits incurred on behalf of our named executive officers in fiscal 2014, fiscal 2013 and fiscal 2012 are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Perquisites

Perquisites represent a minor component of our executive officers’ compensation. Each of the named executive officers is eligible for tax preparation services, a company-provided vehicle, and an annual physical. The following table summarizes both the value and the utilization of these perquisites by the named executive officers in fiscal 2014.

Name	Tax Preparation Services	Employer- Provided Vehicle	Physical
Michael J. Dunn, Jr.	$9,150	$16,549	$1,600
Michael A. Stivala	$ -0-	$18,153	$ -0-
Michael A. Kuglin	$ -0-	$12,725	$ -0-
Mark Wienberg	$ -0-	$13,142	$1,750
Steven C. Boyd	$4,450	$ 6,837	$ -0-
Douglas T. Brinkworth	$4,400	$11,410	$1,500

Perquisite-related costs for fiscal 2014, fiscal 2013 and fiscal 2012 are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Impact of Accounting and Tax Treatments of Executive Compensation

As we are a partnership and not a corporation for U.S. federal income tax purposes, we are not subject to the limitations of IRC Section 162(m) of the Code (as defined in the section below entitled “U.S. Federal Income Tax Consequences”) with respect to tax deductible executive compensation. Accordingly, none of the compensation paid to our named executive officers is subject to a limitation as to tax deductibility. However, if such tax laws related to executive compensation change in the future, the Committee will consider the implication of such changes to us.

Although it is our practice to comply with the statutory and regulatory provisions of Section 409A of the Code, the Suburban Propane, L.P. Severance Protection Plan for Key Employees, which we refer to as the “Severance Plan,” provides that if any payment under the Severance Plan subjects a participant to the 20% additional tax under Section 409A of the Code, the payment will be grossed up to permit such participant to retain a net amount on an after-tax basis equal to what he or she would have received had the excise tax not been payable.

Letter Agreement of Mr. Dunn

Simultaneous with the commencement of fiscal 2010, Mr. Dunn’s then existing employment agreement was terminated by mutual agreement and replaced with a letter agreement governing retirement and the implementation of a mutually agreed upon succession plan. The letter agreement between Mr. Dunn and us is summarized as follows:

—	Mr. Dunn will participate in our Severance Protection Plan (see below) at the 78-week participation level.
—	If on or after the last day of fiscal 2012, Mr. Dunn retires or leaves as a result of an agreed-upon succession plan, he will receive the following if he timely provides us with a release of all claims he might have against us at the time of his departure:
¡	A payment equal to two years of base salary paid over a two year period.
¡	Continuation of medical and dental benefits at no premium cost to him until attainment of age 65 (Mr. Dunn had attained age 65 prior to the conclusion of fiscal 2014).

We agreed that if there was a termination of Mr. Dunn’s employment in connection with a succession plan, it would be deemed a retirement for the purposes of his benefits under the employee benefit plans in which he participates. Mr. Dunn agreed to provide us with transition consultation services for a period not to exceed two years following his departure. We also agreed that Mr. Dunn would not be deemed to have retired or terminated his employment if he simply relinquished the title and responsibilities of President but remained our Chief Executive Officer.

On November 14, 2013, we announced that, pursuant to a succession plan developed by Mr. Dunn and our Board, Mr. Dunn would relinquish the role of President on March 31, 2014, and retire as our Chief Executive Officer on September 27, 2014. Accordingly, the retirement provisions of our letter agreement with Mr. Dunn became effective on September 28, 2014, at which time Mr. Dunn was age 65.

The total payments that will be made under this agreement as a result of Mr. Dunn’s retirement are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Severance Benefits

We believe that, in most cases, employees should be paid reasonable severance benefits. Therefore, it is the general policy of the Committee to provide executive officers and other key employees who are terminated by us without cause or who choose to terminate their employment with us for “good reason” with a severance payment equal to, at a minimum, one year’s base salary, unless circumstances dictate otherwise. This policy was adopted because it may be difficult for former executive officers and other key employees to find comparable employment within a short period of time. However, depending upon individual facts and circumstances, particularly the severed employee’s tenure with us, the Committee may make exceptions to this general policy.

A “key employee” is an employee who has attained a director level pay-grade or higher. “Cause” will be deemed to exist where the individual has been convicted of a crime involving moral turpitude, has stolen from us, has violated his or her non-competition or confidentiality obligations, or has been grossly negligent in fulfillment of his or her responsibilities. “Good reason” generally will exist where an executive officer’s position or compensation has been decreased or where the employee has been required to relocate.

Change of Control

Our executive officers and other key employees have built Suburban into the successful enterprise that it is today; therefore, we believe that it is important to protect them in the event of a change of control. Further, it is our belief that the interests of our Unitholders will be best served if the interests of our executive officers are aligned with them, and that providing change of control benefits should eliminate, or at least reduce, the reluctance of our executive officers to pursue potential change of control transactions that may be in the best interests of our Unitholders. Additionally, we believe that the severance benefits provided to our executive officers and to our key employees are consistent with market practice and appropriate because these benefits are an inducement to accepting employment and because the executive officers have agreed to and are subject to non-competition and non-solicitation covenants for a period following termination of employment. Therefore, our executive officers and other key employees are provided with employment protection following a change of control, which we refer to as the “Severance Protection Plan.” During fiscal 2014, our Severance Protection Plan covered all executive officers, including the named executive officers.

The Severance Protection Plan provides for severance payments of either 65 or 78 weeks of base salary and target cash bonuses for such officers and key employees if within one year following a change of control their employment is terminated by us or our successor or they resign for Good Reason (as defined in the Severance Protection Plan). All named executive officers who participate in the Severance Protection Plan are eligible for 78 weeks of base salary and target bonuses. The cash components of any change of control benefits are paid in a lump sum.

In addition, upon a change of control, without regard to whether a participant’s employment is terminated, all unvested awards granted under the RUP will vest immediately and become distributable to the participants. Also, without regard to whether a participant’s employment is terminated, all outstanding, unvested LTIP awards will vest immediately as if the three-year measurement period for each outstanding award concluded on the date the change of control occurred. Under the provisions of the LTIP document, an amount equal to the cash value of 125% of a participant’s unvested LTIP units plus a sum equal to 125% of a participant’s unvested LTIP units multiplied by an amount equal to the cumulative, per-Common Unit distribution from the beginning of an unvested award’s three-year measurement period through the date on which a change of control occurred would become payable to the participants.

For purposes of these benefits, a change of control is deemed to occur, in general, if:

—

An acquisition of our Common Units or voting equity interests by any person immediately after which such person beneficially owns more than 30% of the combined voting power of our then outstanding Common Units, unless such acquisition was made by (a) us or our subsidiaries, or any employee benefit plan maintained by us or any of our subsidiaries, or (b) any person in a transaction where (A) the existing holders prior to the transaction own at least 50% of the voting power of the entity surviving the transaction and (B) none of the Unitholders other than Suburban, our subsidiaries, any employee benefit plan maintained by us or any of our subsidiaries, or the surviving entity, or the existing beneficial owner of more than 25% of the outstanding Common Units owns more than 25% of the combined voting power of the surviving entity, which transaction we refer to as a “Non-Control Transaction;” or

—

The consummation of (a) a merger, consolidation or reorganization involving Suburban other than a Non-Control Transaction; (b) a complete liquidation or dissolution of Suburban; or (c) the sale or other disposition of 40% or more of the gross fair market value of all the assets of Suburban to any person (other than a transfer to a subsidiary).

For additional information pertaining to severance payable to our named executive officers following a change of control-related termination, see the tables titled “Potential Payments Upon Termination” below.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on its review and discussions with management, the Committee recommended to the Board of Supervisors that this Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

John Hoyt Stookey, Chairman

Matthew J. Chanin

Harold R. Logan, Jr.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation of each named executive officer during the fiscal years ended September 27, 2014, September 28, 2013 and September 29, 2012:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Unit Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)
Michael J. Dunn, Jr. Former Chief Executive Officer (Retired at the Conclusion of Fiscal 2014)	2014	$495,000	-	$981,921	$336,600	$9,102	$48,352	$1,870,975
	2013	$495,000	-	$369,124	$297,000	-	$54,619	$1,215,743
	2012	$475,000	-	$521,058	-	$22,308	$49,280	$1,067,646

Michael A. Stivala President and Chief Executive Officer	2014	$362,500	-	$1,182,776	$226,100	-	$40,906	$1,812,282
	2013	$300,000	-	$376,313	$144,000	-	$42,073	$862,386
	2012	$275,000	-	$328,487	-	-	$36,557	$640,044

Michael A. Kuglin Chief Financial Officer and Chief Accounting Officer	2014	$252,500	-	$675,618	$116,110	-	$33,430	$1,077,658
	2013	$240,000	-	$257,297	$93,600	-	$35,161	$626,058
	2012	$215,000	-	$215,211	-	-	$28,715	$458,926

Mark Wienberg Chief Operating Officer	2014	$302,500	-	$758,784	$164,560	-	$37,800	$1,263,644
	2013	$280,000	-	$364,382	$134,400	-	$36,055	$814,837
	2012	$250,000	-	$317,553	-	-	$32,854	$600,407

Steven C. Boyd Senior Vice President – Field Operations	2014	$302,500	-	$763,708	$164,560	$28,917	$35,341	$1,295,026
	2013	$290,000	-	$370,348	$139,200	-	$33,416	$832,964
	2012	$270,000	-	$326,310	-	$41,823	$32,763	$670,896

Douglas T. Brinkworth Senior Vice President – Product Supply, Purchasing & Logistics	2014	$285,000	-	$753,870	$155,040	$16,037	$41,416	$1,251,363
	2013	$270,000	-	$358,418	$129,600	-	$40,772	$798,790
	2012	$245,000	-	$315,326	-	$24,327	$35,786	$620,439

(1)

Includes amounts deferred by named executive officers as contributions to the 401(k) Plan. For more information on the relationship between salaries and other cash compensation (i.e., annual cash bonuses and Long-Term Incentive Plan awards), refer to the subheading titled “Allocation Among Components” in the “Compensation Discussion and Analysis” above.

(2)

This column is reserved for discretionary cash bonuses that are not based on any performance criteria. During fiscal years 2014, 2013, and 2012, we did not provide our named executive officers with non-performance related bonus payments.

(3)

The amounts reported in this column represent the aggregate grant date fair value of RUP awards made during fiscal years 2014, 2013 and 2012, as well as the value at the grant date of awards made in fiscal years 2014, 2013, and 2012 under the LTIP, based on the probable outcome with respect to satisfaction of the performance conditions. The specific details regarding these plans are provided in the preceding “Compensation Discussion and Analysis” under the subheadings “Restricted Unit Plan” and “Long-Term Incentive Plan.” The breakdown for each plan with respect to each named executive officer is as follows:

Plan Name	Mr. Dunn	Mr. Stivala	Mr. Kuglin	Mr. Wienberg	Mr. Boyd	Mr. Brinkworth
2014
RUP	$ 677,679	$ 1,035,266	$ 579,736	$ 621,111	$ 621,111	$ 621,111
LTIP	304,242	147,510	95,882	137,673	142,597	132,759
Total	$ 981,921	$ 1,182,776	$ 675,618	$ 758,784	$ 763,708	$ 753,870

2013
RUP	N/A	$ 197,351	$ 140,971	$ 197,351	$ 197,351	$ 197,351
LTIP	369,124	178,962	116,326	167,031	172,997	161,067
Total	$ 369,124	$ 376,313	$ 257,297	$ 364,382	$ 370,348	$ 358,418

2012
RUP	$ 260,900	$ 208,007	$ 138,668	$ 208,007	$ 208,007	$ 208,007
LTIP	260,158	120,480	76,543	109,546	118,303	107,319
Total	$ 521,058	$ 328,487	$ 215,211	$ 317,553	$ 326,310	$ 315,326

(4)

The amounts reported in this column represent each named executive officer’s annual cash bonus earned in accordance with the performance measures discussed under the subheading “Annual Cash Bonus Plan” in the preceding “Compensation Discussion and Analysis.”

(5)

Nothing was reported in this column for fiscal 2013 because there was a decline in value of the participating named executive officers’ Cash Balance Plan holdings. The declines in pension values for fiscal 2013 were as follows: ($24,140), ($28,591), and ($14,743) for Messrs. Dunn, Boyd, and Brinkworth, respectively. Mr. Stivala, Mr. Kuglin and Mr. Wienberg do not participate in the Cash Balance Plan.

(6)	The amounts reported in this column consist of the following:

2014
Type of Compensation	Mr. Dunn	Mr. Stivala	Mr. Kuglin	Mr. Wienberg	Mr. Boyd	Mr. Brinkworth
401(k) Match	$ 3,900	$ 3,900	$ 3,788	$ 3,900	$ 3,900	$ 3,900
Value of Annual Physical Examination	1,600	N/A	N/A	1,750	N/A	1,500
Value of Suburban Provided Vehicle	16,549	18,153	12,725	13,142	6,837	11,410
Tax Preparation Services	9,150	N/A	N/A	N/A	4,450	4,400
Cash Balance Plan Administrative Fees	1,500	N/A	N/A	N/A	1,500	1,500
Insurance Premiums	15,653	18,853	16,917	19,008	18,654	18,706
Totals	$ 48,352	$ 40,906	$ 33,430	$ 37,800	$ 35,341	$ 41,416

2013
Type of Compensation	Mr. Dunn	Mr. Stivala	Mr. Kuglin	Mr. Wienberg	Mr. Boyd	Mr. Brinkworth
401(k) Match	$ 3,825	$ 3,825	$ 3,600	$ 3,825	$ 3,825	$ 3,825
Value of Annual Physical Examination	1,750	1,750	1,750	1,500	N/A	1,750
Value of Suburban Provided Vehicle	18,897	19,319	12,882	13,570	7,705	11,521
Tax Preparation Services	8,950	N/A	N/A	N/A	2,650	4,050
Cash Balance Plan Administrative Fees	1,500	N/A	N/A	N/A	1,500	1,500
Insurance Premiums	19,697	17,179	16,929	17,160	17,736	18,126
Totals	$ 54,619	$ 42,073	$ 35,161	$ 36,055	$ 33,416	$ 40,772

2012
Type of Compensation	Mr. Dunn	Mr. Stivala	Mr. Kuglin	Mr. Wienberg	Mr. Boyd	Mr. Brinkworth
401(k) Match	$3,000	$3,000	$2,580	$3,000	$3,000	$2,940
Value of Annual Physical Examination	N/A	1,500	N/A	1,500	N/A	N/A
Value of Suburban Provided Vehicle	17,047	15,480	9,810	11,676	7,743	10,677
Tax Preparation Services	8,400	N/A	N/A	N/A	3,150	4,050
Cash Balance Plan Administrative Fees	1,500	N/A	N/A	N/A	1,500	1,500
Insurance Premiums	19,333	16,577	16,325	16,678	17,370	16,619
Totals	$ 49,280	$ 36,557	$ 28,715	$ 32,854	$ 32,763	$ 35,786

Note:  Column (f) was omitted from the Summary Compensation Table because we do not grant options to our employees.

Grants of Plan Based Awards Table for Fiscal 2014

The following table sets forth certain information concerning grants of awards made to each named executive officer during the fiscal year ended September 27, 2014:

					Estimated Future Payments Under Non-Equity Incentive Plan Awards		Estimated Future Payments Under Equity Incentive Plan Awards
Name	Plan Name	Grant Date	Approval Date	LTIP Units Underlying Equity Incentive Plan Awards ( LTIP) (4)	Target ($)	Maximum ($)	Target ($)	Maximum ($)	All Other stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (5)
(a)		(b)			(d)	(e)	(g)	(h)	(i)	(l)
Michael J. Dunn, Jr.	RUP (1)	1 Mar 14	22 Jan 14						17,009	$677,679
	Bonus (2)	29 Sep 13	13 Nov 13		$495,000	$594,000
	LTIP (3)	29 Sep 13	13 Nov 13	5,404			$304,242	$456,363

Michael A. Stivala	RUP (1)	15 Nov 13	13 Nov 13						5,302	$206,924
	RUP (1)	1 Apr 14	22 Jan 14						23,885	$828,342
	Bonus (2)	29 Sep 13	13 Nov 13		$332,500	$399,000
	LTIP (3)	29 Sep 13	13 Nov 13	2,620			$147,510	$221,265

Michael A. Kuglin	RUP (1)	15 Nov 13	13 Nov 13						4,242	$165,549
	RUP (1)	1 Apr 14	22 Jan 14						11,943	$414,187
	Bonus (2)	29 Sep 13	13 Nov 13		$170,750	$204,900
	LTIP (3)	29 Sep 13	13 Nov 13	1,703			$95,882	$143,823

Mark Wienberg	RUP (1)	15 Nov 13	13 Nov 13						5,302	$206,924
	RUP (1)	1 Apr 14	22 Jan 14						11,943	$414,187
	Bonus (2)	29 Sep 13	13 Nov 13		$242,000	$290,400
	LTIP (3)	29 Sep 13	13 Nov 13	2,445			$137,673	$206,510

Steven C. Boyd	RUP (1)	15 Nov 13	13 Nov 13						5,302	$206,924
	RUP (1)	1 Apr 14	22 Jan 14						11,943	$414,187
	Bonus (2)	29 Sep 13	13 Nov 13		$242,000	$290,400
	LTIP (3)	29 Sep 13	13 Nov 13	2,533			$142,597	$213,896

Douglas T. Brinkworth	RUP (1)	15 Nov 13	13 Nov 13						5,302	$206,924
	RUP (1)	1 Apr 14	22 Jan 14						11,943	$414,187
	Bonus (2)	29 Sep 13	13 Nov 13		$228,000	$273,600
	LTIP (3)	29 Sep 13	13 Nov 13	2,358			$132,759	$199,139

(1)

The quantities reported on these lines represent awards granted under the Restricted Unit Plans. RUP awards granted subsequent to fiscal 2013 vest as follows: one third of the award on the first anniversary of the grant date; one third of the award on the second anniversary of the grant date; and one third of the award on the third anniversary of the grant date, subject in each case to continued service through each such date. If a recipient has held an unvested award for at least six months; is 55 years or older; and has worked for Suburban for at least ten years, an award held by such participant will vest six months following such participant’s retirement if the participant retires prior to the conclusion of the normal vesting schedule, unless the Committee exercises its authority to alter the applicability of the plan’s retirement provisions in regard to a particular award. On September 27, 2014, Mr. Dunn was the only named executive officer who held RUP awards and, at the same time, satisfied all three retirement eligibility criteria. A discussion of the general terms of the RUP, and the facts and circumstances considered by the Committee in authorizing the fiscal 2014 awards to the named executive officers, is included in the preceding “Compensation Discussion and Analysis” under the subheading “Restricted Unit Plan.”

(2)

Amounts reported on these lines are the targeted and maximum annual cash bonus compensation potential for each named executive officer under the annual cash bonus plan as described in the preceding “Compensation Discussion and Analysis” under the subheading “Annual Cash Bonus Plan.” Actual amounts earned by the named executive officers for fiscal 2014 were equal to 68% of the “Target” amounts reported on this line. Column (c) (“Threshold $”) was omitted because the annual cash bonus plan does not provide for a minimum cash payment. Because these plan awards were granted to, and 68% of the “Target” awards were earned by, our named executive officers during fiscal 2014, 68% of the “Target” amounts reported under column (d) have been reported in the Summary Compensation Table above.

(3)

The LTIP is a phantom unit plan. Payments, if earned, are based on a combination of (1) the fair market value of our Common Units at the end of a three-year measurement period, which, for purposes of the plan, is the average of the closing prices for the twenty business days preceding the conclusion of the three-year measurement period, and (2) cash equal to the distributions that would have inured to the same quantity of outstanding Common Units during the same three-year measurement period. The fiscal 2014 award “Target” and “Maximum” amounts are estimates based upon (1) the fair market value (the average of the closing prices of our Common Units for the twenty business days preceding September 28, 2013) of our Common Units at the beginning of fiscal 2014, and (2) the estimated distributions over the course of the award’s three-year measurement period. Column (f) (“Threshold”) was omitted because the LTIP does not provide for a minimum cash payment. The “Target” amount represents a hypothetical payment at 100% of target and the “Maximum” amount represents a hypothetical payment at 150% of target. Detailed descriptions of the plan and the calculation of awards are included in the preceding “Compensation Discussion and Analysis” under the subheading “Long-Term Incentive Plan.”

(4)

This column is frequently used when non-equity incentive plan awards are denominated in units; however, in this case, the numbers reported represent the LTIP units each named executive officer was awarded under the LTIP during fiscal 2014.

(5)

The dollar amounts reported in this column represent the aggregate fair value of the RUP awards on the grant date, net of estimated future distributions during the vesting period. The fair value shown may not be indicative of the value realized in the future upon vesting due to the variability in the trading price of our Common Units.

Note:  Columns (j) and (k) were omitted from the Grants of Plan Based Awards Table because we do not award options to our employees.

Outstanding Equity Awards at Fiscal Year End 2014 Table

The following table sets forth certain information concerning outstanding equity awards under our Restricted Unit Plan and LTIP unit awards under our LTIP for each named executive officer as of September 27, 2014:

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (7)	Market Value of Shares or Units of Stock That Have Not Vested ($) (8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (10)
(a)	(g)	(h)	(i)	(j)
Michael J. Dunn, Jr. (1)	25,009	$1,107,774	11,963	$658,436
Michael A. Stivala (2)	50,627	$2,242,523	5,800	$319,229
Michael A. Kuglin (3)	30,879	$1,367,785	3,770	$207,499
Mark Wienberg (4)	38,685	$1,713,552	5,413	$297,929
Steven C. Boyd (5)	38,685	$1,713,552	5,607	$308,606
Douglas T. Brinkworth (6)	38,865	$1,713,552	5,220	$287,305

(1)	Mr. Dunn’s RUP awards will vest as follows:

Vesting Date	Mar 28 2015
Quantity of Units	25,009

(2)	Mr. Stivala’s RUP awards will vest as follows:

Vesting Date	Nov 15 2014	Apr 1 2015	Nov 15 2015	Apr 1 2016	Nov 15 2016	Apr 1 2017	Nov 15 2017
Quantity of Units	7,275	7,962	8,189	7,962	7,062	7,961	4,216

(3)	Mr. Kuglin’s RUP awards will vest as follows:

Vesting Date	Nov 15 2014	Apr 1 2015	Nov 15 2015	Apr 1 2016	Nov 15 2016	Apr 1 2017	Nov 15 2017
Quantity of Units	5,084	3,981	5,795	3,981	5,046	3,981	3,011

(4)	Mr. Wienberg’s RUP awards will vest as follows:

Vesting Date	Nov 15 2014	Apr 1 2015	Nov 15 2015	Apr 1 2016	Nov 15 2016	Apr 1 2017	Nov 15 2017
Quantity of Units	7,275	3,981	8,189	3,981	7,062	3,981	4,216

(5)	Mr. Boyd’s RUP awards will vest as follows:

Vesting Date	Nov 15 2014	Apr 1 2015	Nov 15 2015	Apr 1, 2016	Nov 15 2016	Apr 1 2017	Nov 15 2017
Quantity of Units	7,275	3,981	8,189	3,981	7,062	3,981	4,216

(6)	Mr. Brinkworth’s RUP awards will vest as follows:

Vesting Date	Nov 15 2014	Apr 1 2015	Nov 15 2015	Apr 1, 2016	Nov 15 2016	Apr 1 2017	Nov 15 2017
Quantity of Units	7,275	3,981	8,189	3,981	7,062	3,981	4,216

(7)	The figures reported in this column represent the total quantity of each of our named executive officer’s unvested RUP awards.

(8)

The figures reported in this column represent the figures reported in column (g) multiplied by the average of the highest and the lowest trading prices of our Common Units on September 26, 2014, the last trading day of fiscal 2014.

(9)

The amounts reported in this column represent the quantities of LTIP units that underlie the outstanding and unvested fiscal 2014 and fiscal 2013 awards under the LTIP. Payments, if earned, for the 2013 award, will be made to participants at the end of a three-year measurement period and will be based upon our total return to our Common Unitholders in comparison to the total return provided by a predetermined peer group of eleven other companies, all of which are publicly-traded partnerships, to their unitholders. Payments if earned, for the 2014 award, will be made to participants at the end of a three-year measurement period and will be based upon Suburban’s distribution coverage ratio for the three-year measurement period. For more information on the LTIP, refer to the subheading “Long-Term Incentive Plan” in the preceding “Compensation Discussion and Analysis.”

(10)

The amounts reported in this column represent the estimated future target payouts of the fiscal 2014 and fiscal 2013 awards granted under the LTIP. These amounts were computed by multiplying the quantities of the unvested LTIP units in column (i) by the average of the closing prices of our Common Units for the twenty business days preceding September 27, 2014 (in accordance with the plan’s valuation methodology), and by adding to the product of that calculation the product of each year’s underlying LTIP units times the sum of the distributions that are estimated to inure to an outstanding Common Unit during each award’s three-year measurement period. Due to the variability in the trading prices of our Common Units, as well as our performance relative to the peer group, actual payments, if any, at the end of the three-year measurement period may differ. The following chart provides a breakdown of each year’s awards:

	Mr. Dunn	Mr. Stivala	Mr. Kuglin	Mr. Wienberg	Mr. Boyd	Mr. Brinkworth
Fiscal 2014 LTIP Units	5,404	2,620	1,703	2,445	2,533	2,358

Value of Fiscal 2014 LTIP Units	$240,756	$116,725	$75,871	$108,928	$112,849	$105,052

Estimated Distributions over Measurement Period	$56,742	$27,510	$17,882	$25,673	$26,597	$24,759

Fiscal 2013 LTIP Units	6,559	3,180	2,067	2,968	3,074	2,862

Value of Fiscal 2013 LTIP Units	$292,213	$141,674	$92,088	$132,229	$136,951	$127,506

Estimated Distributions over Measurement Period	$68,725	$33,320	$21,658	$31,099	$32,209	$29,988

Note:    Columns (b), (c), (d), (e) and (f), all of which are for the reporting of option-related compensation, have been omitted from the “Outstanding Equity Awards At Fiscal Year End 2014 Table” because we do not grant options to our employees.

Equity Vested Table for Fiscal 2014

Awards under the Restricted Unit Plans are settled in Common Units upon vesting. Awards under the LTIP, a LTIP-equity plan, are settled in cash. The following two tables set forth certain information concerning the vesting of awards under our Restricted Unit Plans and the vesting of the fiscal 2012 award under our LTIP for each named executive officer during the fiscal year ended September 27, 2014:

Restricted Unit Plans	Unit Awards
Name	Number of Common Units Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Michael J. Dunn, Jr.	-0-	$ -0-
Michael A. Stivala	5,044	$ 232,680
Michael A. Kuglin	4,728	$ 218,103
Mark Wienberg	4,242	$ 195,683
Steven C. Boyd	3,920	$ 180,830
Douglas T. Brinkworth	4,242	$ 195,683

(1)	The value realized is equal to the average of the high and low trading prices of our Common Units on the vesting date, multiplied by the number of units that vested.

Long-Term Incentive Plan – Fiscal 2012 (2) Award	Cash Awards
Name	Number of LTIP Units Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
Michael J. Dunn, Jr.	5,258	$0
Michael A. Stivala	2,435	$0
Michael A. Kuglin	1,547	$0
Mark Wienberg	2,214	$0
Steven C. Boyd	2,391	$0
Douglas T. Brinkworth	2,169	$0

(2)	The fiscal 2012 award’s three-year measurement period concluded on September 27, 2014.
(3)

In accordance with the formula described in the preceding “Compensation Discussion and Analysis” under the subheading “Long-Term Incentive Plan,” these quantities were calculated at the beginning of the three-year measurement period and were, therefore, based upon each individual’s salary and target cash bonus at that time.

(4)

The value (i.e., cash payment) realized was calculated in accordance with the terms and conditions of the LTIP. For more information, refer to the subheading “Long-Term Incentive Plan” in the preceding “Compensation Discussion and Analysis.”

Pension Benefits Table for Fiscal 2014

The following table sets forth certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement for each named executive officer as of the end of the fiscal year ended September 27, 2014:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Michael J. Dunn, Jr.	Cash Balance Plan (1)	6	$ 256,392	$ -
	LTIP (3)	N/A	$ 658,436	$ -
	RUP (4)	N/A	$1,107,774	$ -

Michael A. Stivala (2)	N/A	N/A	$ -	$ -

Michael A. Kuglin (2)	N/A	N/A	$ -	$ -

Mark Wienberg (2)	N/A	N/A	$ -	$ -

Steven Boyd	Cash Balance Plan (1)	15	$ 198,829	$ -

Douglas T. Brinkworth	Cash Balance Plan (1)	6	$ 124,541	$ -

(1)	For more information on the Cash Balance Plan, refer to the subheading “Pension Plan” in the preceding “Compensation Discussion and Analysis.”

(2)

Because Mr. Stivala, Mr. Kuglin and Mr. Wienberg commenced employment with Suburban after January 1, 2000, the date on which the Cash Balance Plan was closed to new participants, they do not participate in the Cash Balance Plan.

(3)

Currently, Mr. Dunn is the only named executive officer who meets the retirement criteria of the LTIP. For such participants, upon retirement, outstanding but unvested awards under the LTIP become fully vested. However, payouts on those awards are deferred until the conclusion of each outstanding award’s three-year measurement period, based on the outcome of the TRU relative to the peer group for the 2012 award and the outcome of the distributable cash flow measurement for the 2014 award. The number reported on this line represents a projected payout of Mr. Dunn’s outstanding fiscal 2014 and fiscal 2013 awards under the LTIP. Because the ultimate payout, if any, is predicated on the trading prices of Suburban’s Common Units at the end of the three-year measurement period, the value reported may not be indicative of the value realized in the future upon vesting due to the variability in the trading price of our Common Units.

(4)

Currently, Mr. Dunn is the only named executive officer who meets the retirement criteria of the RUP. For more information on this and the retirement provisions, refer to the subheading “Restricted Unit Plans” in the preceding “Compensation Discussion and Analysis.” For participants who meet the retirement criteria, upon retirement, outstanding RUP awards vest six months and one day after retirement.

Potential Payments Upon Termination

The following table sets forth certain information containing potential payments to the named executive officers in accordance with the provisions of Mr. Dunn’s letter agreement, the Severance Protection Plan, the RUP and the LTIP for the circumstances listed in the table assuming a September 27, 2014 termination date. For more information on Mr. Dunn’s letter agreement, refer to the subheading “Letter Agreement of Mr. Dunn” in the preceding “Compensation Discussion and Analysis.” As was indicated above in the “Compensation Discussion and Analysis,” concurrent with the beginning of fiscal 2015, Mr. Dunn’s retirement became effective; as such, in Mr. Dunn’s case, the numbers reported for him under the column heading “Involuntary Termination Without Cause by Suburban or by the Executive for Good Reason without a Change of Control Event” reflect actual future payments that will be made to him in accordance with the letter agreement between him and Suburban.

Executive Payments and Benefits Upon Termination	Death	Disability	Involuntary Termination Without Cause by Suburban or by the Executive for Good Reason without a Change of Control Event	Involuntary Termination Without Cause by Suburban or by the Executive for Good Reason with a Change of Control Event

Michael J. Dunn, Jr.
Cash Compensation (1) (2) (3) (4)	$-0-	$990,000	$990,000	$1,485,000
Accelerated Vesting of Fiscal 2014, 2013, and 2012 LTIP Awards (5)	N/A	N/A	N/A	1,103,213
Accelerated Vesting of Outstanding RUP Awards (6)	1,107,774	1,107,774	1,107,774	1,107,774
Medical Benefits (3)	N/A	N/A	N/A	N/A
Total	$1,107,774	$2,097,774	$2,097,774	$3,695,987

Michael A. Stivala
Cash Compensation (1) (2) (3) (4)	$-0-	$-0-	$425,000	$1,275,000
Accelerated Vesting of Fiscal 2014, 2013, and 2012 LTIP Awards (5)	N/A	N/A	N/A	527,025
Accelerated Vesting of Outstanding RUP Awards (6)	2,242,523	949,685	N/A	2,242,523
Medical Benefits (3)	N/A	N/A	18,853	N/A
Total	$2,242,523	$949,685	$443,853	$4,044,548

Michael A. Kuglin
Cash Compensation (1) (2) (3) (4)	$-0-	$-0-	$265,000	$675,750
Accelerated Vesting of Fiscal 2014, 2013, and 2012 LTIP Awards (5)	N/A	N/A	N/A	340,110
Accelerated Vesting of Outstanding RUP Awards (6)	1,367,785	650,871	N/A	1,367,785
Medical Benefits (3)	N/A	N/A	16,917	N/A
Total	$1,367,785	$650,871	$281,917	$2,383,645

Mark Wienberg
Cash Compensation (1) (2) (3) (4)	$ -0-	$-0-	$ 325,000	$ 877,500
Accelerated Vesting of Fiscal 2014, 2013, and 2012 LTIP Awards (5)	N/A	N/A	N/A	487,838
Accelerated Vesting of Outstanding RUP Awards (6)	1,713,552	949,685	N/A	1,713,552
Medical Benefits (3)	N/A	N/A	19,008	N/A
Total	$ 1,713,552	$ 949,685	$ 344,008	$ 3,078,890

Steven C. Boyd
Cash Compensation (1) (2) (3) (4)	$ -0-	$ -0-	$ 315,000	$ 850,500
Accelerated Vesting of Fiscal 2014, 2013, and 2012 LTIP Awards (5)	N/A	N/A	N/A	512,031
Accelerated Vesting of Outstanding RUP Awards (6)	1,713,552	949,685	N/A	1,713,552
Medical Benefits (3)	N/A	N/A	18,654	N/A
Total	$ 1,713,552	$ 949,685	$ 333,654	$ 3,076,083

Douglas T. Brinkworth
Cash Compensation (1) (2) (3) (4)	$ -0-	$ -0-	$ 300,000	$ 810,000
Accelerated Vesting of Fiscal 2014, 2013, and 2012 LTIP Awards (5)	N/A	N/A	N/A	472,775
Accelerated Vesting of Outstanding RUP Awards (6)	1,713,552	949,685	N/A	1,713,552
Medical Benefits (3)	N/A	N/A	18,706	N/A
Total	$ 1,713,552	$ 949,685	$ 318,706	$ 2,996,327

(1)	In the event of death, the named executive officer’s estate is entitled to a payment equal to the decedent’s earned but unpaid salary and pro-rata cash bonus.

(2)

In the event of disability, the named executive officer is entitled to a payment equal to his earned but unpaid salary and pro-rata cash bonus. Because the terms of our letter agreement with Mr. Dunn became effective on September 29, 2012, for purposes of this table it has been assumed that if Mr. Dunn became disabled on September 27, 2014, the provisions of our letter agreement would govern. For more information on Mr. Dunn’s letter agreement, refer to the subheading “Letter Agreement of Mr. Dunn” in the preceding “Compensation Discussion and Analysis.”

(3)

Any severance benefits, unrelated to a change of control event, payable to these officers would be determined by the Committee on a case-by-case basis in accordance with prior treatment of other similarly situated executives and may, as a result, differ from this hypothetical presentation. For purposes of this table, we have assumed that each of these named executive officers would, upon termination of employment without cause or for resignation for good reason, receive accrued salary and benefits through the date of termination plus one times annual salary and continued participation, at active employee rates, in our health insurance plans for one year. The terms of our letter agreement with Mr. Dunn became effective on September 29, 2012; therefore, Mr. Dunn’s severance benefits for a termination of employment without cause or resignation for good reason have been calculated in accordance with this agreement. For more information on Mr. Dunn’s letter agreement, refer to the subheading “Letter Agreement of Mr. Dunn” in the preceding “Compensation Discussion and Analysis.”

(4)

In the event of a change of control followed by a termination without cause or by a resignation with good reason, each of the named executive officers will receive 78 weeks of base pay plus a sum equal to their annual target cash bonus divided by 52 and multiplied by 78 in accordance with the terms of the Severance Protection Plan. For more information on the Severance Protection Plan, refer to the subheading “Change of Control” in the preceding “Compensation Discussion and Analysis.”

(5)

In the event of a change of control, all awards under the LTIP will vest immediately regardless of whether termination immediately follows. If a change of control event occurs, the pre-fiscal 2014 award payments will be equal to 125% of the cash value of a participant’s unvested LTIP units plus a sum equal to 125% of a participant’s unvested LTIP units multiplied by an amount equal to the cumulative, per-Common Unit distribution from the beginning of an unvested award’s three-year measurement period through the date on which the change of control occurred. The post-fiscal 2013 award payments will be equal to 150% of the cash value of a participant’s unvested LTIP units plus a sum equal to 150% of a participant’s unvested LTIP units multiplied by an amount equal to the cumulative, per-Common Unit distribution from the beginning of an unvested award’s three-year measurement period through the date on which the change of control occurred If a change of control event occurred on September 27, 2014, the fiscal 2014, fiscal 2013, and fiscal 2012 awards would have been subject to this treatment. For more information, refer to the subheading “Long-Term Incentive Plan” in the preceding “Compensation Discussion and Analysis.”

In the event of death, the inability to continue employment due to permanent disability, or a termination without cause or a good reason resignation unconnected to a change of control event, awards will vest in accordance with the normal vesting schedule and will be subject to the same requirements as awards held by individuals still employed by us and will be subject to the same risks as awards held by all other participants.

(6)

Effective November 13, 2012, the Committee amended the RUP document to provide for the vesting of unvested awards held by a participant at the time of his or her death. If a recipient of a RUP award becomes permanently disabled, only those awards that have been held for at least one year on the date that the employee’s employment is terminated as a result of his or her permanent disability will immediately vest; all awards held by the recipient for less than one year will be forfeited by the recipient. If any or all of the five named executive officers had become permanently disabled on September 28, 2013, the following quantities of unvested restricted units would have vested: Dunn, 25,009; Stivala, 21,440; Kuglin, 14,694; Wienberg, 21,440; Boyd, 21,440; and Brinkworth, 21,440. The following quantities would have been forfeited: Stivala, 29,187; Kuglin, 16,185; Wienberg, 17,245; Boyd, 17,245; and Brinkworth, 17,245. Because all of Mr. Dunn’s unvested awards are subject to the plan’s retirement provisions, if Mr. Dunn became permanently disabled on the last day of the fiscal year, none of his unvested awards would have been forfeited.

All of Mr. Dunn’s unvested awards are subject to the plan’s retirement provisions.

Under circumstances unrelated to a change of control, if a RUP award recipient’s employment is terminated without cause or he or she resigns for good reason, any RUP awards held by such recipient will be forfeited.

In the event of a change of control, as defined in the RUP document, all unvested RUP awards will vest immediately on the date the change of control is consummated, regardless of the holding period and regardless of whether the recipient’s employment is terminated.

SUPERVISORS’ COMPENSATION

The following table sets forth the compensation of the non-employee members of the Board of Supervisors of Suburban during fiscal 2014.

Supervisor	Fees Earned or Paid in Cash ($) (1)	Unit Awards ($) (2)	Total ($)

Harold R. Logan, Jr.	$115,000	N/A	$115,000
Lawrence C. Caldwell	$ 85,000	N/A	$ 85,000
Matthew J. Chanin	$ 85,000	N/A	$ 85,000
John D. Collins	$ 85,000	N/A	$ 85,000
Dudley C. Mecum	$ 85,000	N/A	$ 85,000
John Hoyt Stookey	$ 85,000	N/A	$ 85,000
Jane Swift	$ 85,000	N/A	$ 85,000

(1)

This includes amounts earned for fiscal 2014, including quarterly retainer installments for the fourth quarter of 2014 that were paid in November 2014. It does not include amounts paid in fiscal 2014 for fiscal 2013 quarterly retainer installments.

(2)

During fiscal 2014, the Compensation Committee did not make any additional grants of unvested restricted units to the members of our Board of Supervisors. As of September 27, 2014, Messrs. Logan, Collins, Mecum, Stookey, and Ms. Swift each held awards of 7,800 unvested restricted units and Messrs. Caldwell and Chanin each held awards of 6,023 unvested restricted units.

Note:    The columns for reporting option awards, non-equity incentive plan compensation, changes in pension value and non-qualified deferred compensation plan earnings and all other forms of compensation were omitted from the Supervisor’s Compensation Table because Suburban does not provide these forms of compensation to its non-employee supervisors.

Fees and Benefit Plans for Non-Employee Supervisors

Annual Cash Retainer Fees.  As the Chairman of the Board, Mr. Logan received an annual retainer of $115,000 in fiscal 2014, payable in quarterly installments of $28,750 each. Each of the other non-employee Supervisors received an annual cash retainer of $85,000 in fiscal 2014, payable in quarterly installments of $21,250 each.

Meeting Fees.  The members of our Board receive no additional remuneration for attendance at regularly scheduled meetings of the Board or its Committees, other than reimbursement of reasonable expenses incurred in connection with such attendance.

Restricted Unit Plans.   Each non-employee Supervisor participates in the Restricted Unit Plans. All awards vest in accordance with the provisions of the plan document (see the “Compensation Discussion and Analysis” section titled “Restricted Unit Plans” above for a description of the vesting schedule). Upon vesting, all awards are settled by issuing Common Units. As of September 27, 2014, Messrs. Logan, Collins, Mecum, Stookey, and Ms. Swift each held awards of 7,800 unvested restricted units and Messrs. Caldwell and Chanin each held awards of 6,023 unvested restricted units. At its November 11, 2014 meeting, the Compensation Committee established a policy of granting a retiring Supervisor an award of 1,000 restricted units, in recognition of his or her services to Suburban. Pursuant to this policy, the Compensation Committee granted Mr. Mecum, who had previously informed the Board that he did not intend to run for re-election at the Meeting, an award of 1,000 unvested restricted units.

Additional Supervisor Compensation.  Non-employee Supervisors receive no other forms of remuneration from us. The only perquisite provided to the members of the Board is the ability to purchase propane at the same discounted rate that we offer propane to our employees, the value of which was less than $10,000 in fiscal 2014 for each Supervisor.

Compensation Committee Interlocks and Insider Participation.  None.

Certain Relationships and Related Person Transactions. None. See also “Audit Committee” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 1, 2015 regarding the beneficial ownership of Common Units by (a) each person or group known to Suburban, based upon its review of filings under Section 13(d) or (g) of the Exchange Act, to own more than 5% of the outstanding Common Units; (b) each member of the Board of Supervisors; (c) each executive officer named in the Summary Compensation Table above; and (d) all members of the Board of Supervisors and executive officers as a group. Except as set forth in the notes to the table, each individual or entity has sole voting and investment power over the Common Units reported.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Neuberger Berman Group LLC (a)	8,131,019	13.45%
Michael J. Dunn, Jr. (b)	138,897	*
Michael A. Stivala (c)	30,281	*
Michael A. Kuglin (d)	6,865	*
Mark Wienberg (e)	9,156	*
Steven C. Boyd (e)	27,779	*
Douglas T. Brinkworth (e)	23,324	*

John Hoyt Stookey (f)	11,166	*
Harold R. Logan, Jr.(f)	12,607	*
Jane Swift (f)	1,800	*
John D. Collins (f)	19,046	*
Dudley C. Mecum (g)	20,734	*
Lawrence C. Caldwell (h)	15,963	*
Matthew J. Chanin (i)	5,000	*

All Members of the Board of Supervisors and Executive Officers, as a Group (19 persons) (j)	385,502	*

(1)  Based upon 60,459,026 Common Units outstanding on March 1, 2015.

*	Less than 1%.

(a)

Based upon a Schedule 13G/A dated February 11, 2015 filed by Neuberger Berman Group LLC and Neuberger Berman LLC, which indicates that as of December 31, 2014 they had the shared power to vote or direct the vote of 7,832,713 Common Units and the shared power to dispose or direct the disposition of 8,131,019 Common Units. The Schedule 13G indicates that Neuberger Berman Group LLC may be deemed to be a beneficial owner of these Common Units for purposes of Rule 13d-3 because certain affiliates have shared power to retain or dispose of Common Units belonging to many unrelated clients. We make no representation as to the accuracy or completeness of the information reported. The address of Neuberger Berman Group LLC is 605 Third Avenue, New York NY 10158.

(b)	Includes 25,009 unvested restricted units which will vest on March 28, 2015.

(c)

Includes 784 Common Units held by the General Partner, of which Mr. Stivala is the sole member and 7,962 unvested restricted units which will vest on April 1, 2015. Excludes 35,390 unvested restricted units, none of which will vest in the 60-day period following March 1, 2015.

(d)	Includes 3,981 unvested restricted units which will vest on April 1, 2015. Excludes 21,814 unvested restricted units, none of which will vest in the 60-day period following March 1, 2015.

(e)	Includes 3,981 unvested restricted units which will vest on April 1, 2015. Excludes 27,429 unvested restricted units, none of which will vest in the 60-day period following March 1, 2015.

(f)	Includes 1,800 unvested restricted units which will vest on April 22, 2015. Excludes 6,000 unvested restricted units, none of which will vest in the 60-day period following March 1, 2015.

(g)	Includes 1,800 unvested restricted units which will vest on April 22, 2015. Excludes 7,000 unvested restricted units, none of which will vest in the 60-day period following March 1, 2015.

(h)

Includes 10,092 Common Units held by charitable organizations over which Mr. Caldwell has shared investment and voting power. Excludes 6,023 unvested restricted units, none of which will vest in the 60-day period following March 1, 2015.

(i)	Excludes 6,023 unvested restricted units, none of which will vest in the 60-day period following March 1, 2015.

(j)

Inclusive of the unvested restricted units referred to in footnotes (b), (c), (d), (e), (f), (g), (h), and (i) above, the reported number of units includes 67,481 unvested restricted units that will vest on the following dates: 25,009 on March 28, 2015; 32,297 on April 1, 2015; 9,000 on April 22, 2015; and 1,175 on April 28, 2015, and excludes 294,401 unvested restricted units, none of which will vest in the 60-day period following March 1, 2015.

RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR 2015 FISCAL YEAR

(Proposal No. 2 on the Proxy Card)

Our Board’s Audit Committee has appointed PricewaterhouseCoopers LLP, which we refer to as “PwC,” to serve as our independent registered public accounting firm and to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for our 2015 fiscal year. Representatives of PwC are expected to be present at the Meeting and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

Ratification of our independent registered public accounting firm by our Unitholders is not required by the MLP Agreement or otherwise. In the event that our Unitholders fail to ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2015 fiscal year, or for subsequent fiscal years, if the Audit Committee determines that such a change would be in our best interests.

Because the Board values our Unitholders’ views on our independent registered public accounting firm, it has determined to periodically submit the selection of that firm to our Unitholders for ratification. The MLP Agreement provides for Tri-Annual Meetings of our Unitholders (once every 3 years), and the Board has determined that period is the appropriate one for soliciting the views of our Unitholders regarding our independent registered public accounting firm. At this time, however, we are asking our Unitholders to ratify the selection of PwC as our independent registered public accounting firm only for our fiscal year ending September 26, 2015.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees for services related to fiscal years 2014 and 2013 provided to us by PwC.

	Fiscal 2014	Fiscal 2013

Audit Fees (a)	$2,440,000	$2,378,400
Tax Fees (b)	1,064,200	1,399,000
All Other Fees (c)	1,800	1,800

	$3,506,000	$3,779,200

(a)

Audit Fees consist of professional services rendered for the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, including reviews of our quarterly financial statements, as well as the issuance of consents in connection with other filings made with the Securities and Exchange Commission.

(b)	Tax Fees consist of fees for professional services related to tax reporting, tax compliance and transaction services assistance.

(c)	All Other Fees represent fees for the purchase of a license to an accounting research software tool.

The Audit Committee has adopted a formal policy concerning the approval of audit and non-audit services to be provided to us by PwC. The policy requires that all services PwC may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by PwC during fiscal 2014 and fiscal 2013.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required for the approval of this Accountant Ratification Proposal. The Board of Supervisors unanimously recommends a vote FOR this Accountant Ratification Proposal.

APPROVAL OF AN AMENDMENT TO THE 2009 RESTRICTED

UNIT PLAN INCREASING BY AN ADDITIONAL 1,200,000 COMMON

UNITS THE NUMBER OF COMMON UNITS AUTHORIZED FOR

AWARDS UNDER THE PLAN

(Proposal No. 3 on the Proxy Card)

Our Board of Supervisors is recommending the approval of an amendment to the 2009 Restricted Unit Plan, which we hereafter refer to as the “Plan,” that provides for increasing by an additional 1,200,000 Common Units (for a total of 2,400,000 Common Units) the number of Common Units authorized for issuance pursuant to restricted unit awards granted under the Plan. Capitalized terms not defined herein shall have the respective meanings assigned to such terms in the Plan.

Reasons for the Proposed Amendment

On January 21, 2015, on the recommendation of its Compensation Committee, our Board of Supervisors adopted, subject to the approval of the Unitholders, an amendment to the Plan, which we hereafter refer to as the “Amendment,” to increase the number of Common Units that may be issued under the Plan. Currently, the Plan authorizes 1,200,000 Common Units for issuance as restricted unit awards, out of which, as of March 16, 2015, 231,647 were issued and outstanding fully vested Common Units and 703,002 were subject to outstanding unvested restricted unit awards. As of March 16, 2015, only 265,351 Common Units remained available for the granting of future awards under the Plan. The proposed Amendment increases the number of Common Units authorized for issuance under the Plan by 1,200,000 (which represents 1.98% of the 60,459,026 Common Units issued and outstanding as of March 16, 2015).

During fiscal years 2015, 2014 and 2013, on average, 203,870 (or 0.3% of the total outstanding Common Units as of March 16, 2015) unvested restricted units were awarded each year under the Plan. Based on this current average annual run rate of restricted unit awards, the remaining available Common Units authorized under the Plan will only provide us with approximately one additional year of awards with which to reward and retain our key managers, other employees, executive officers and Supervisors (representing a total pool of potentially eligible recipients in excess of 300 individuals). This ability to grant restricted unit awards is a significant component of our compensation philosophy. Although the reasons for granting awards can vary, the primary objective of granting a restricted unit award to a recipient is to retain the services of the recipient over the vesting period while, at the same time, providing the type of motivation that further aligns the long-term interests of the recipient with the long-term interests of our Unitholders.

The Plan was originally approved by our Unitholders at their 2009 Tri-Annual Meeting and terminates by its terms on July 31, 2019. Since the original establishment of the Plan, we have significantly increased our size as a result of the August 1, 2012 acquisition of Inergy Propane, and we have successfully transitioned our senior leadership under a management succession plan approved by our Board of Supervisors. Based on current grant practices, it is anticipated that approval of an additional 1,200,000 Common Units for future issuance under the Plan will provide a sufficient number of Common Units authorized for future awards under the Plan, for the remaining duration of the Plan, for both continued grants to our executives, key employees and Supervisors and incremental grants of restricted unit awards to attract key employees or executives in support of our growth strategy.

Our Board of Supervisors believes that the adoption of the Amendment will, among other things, enhance Suburban’s long-term value by offering opportunities to our current and future executive officers, key employees and Supervisors to acquire a proprietary interest in Suburban and to link their interests and efforts to the long-term interests of our Unitholders. Our Board of Supervisors believes that prior restricted unit awards under the Plan have contributed substantially to the successful achievement of these objectives.

Summary of the Material Terms of the 2009 Restricted Unit Plan

(As Amended pursuant to the Amendment Subject to Unitholder Approval)

The following description of the Plan, as amended pursuant to the Amendment, is only a summary and is qualified in its entirety by reference to the Plan, as amended pursuant to the Amendment, a copy of which is included in this proxy statement as Appendix A.

General Plan Provisions

Purpose of the Plan.  The purpose of the Plan is to strengthen Suburban by providing an incentive to certain selected key managers, executive officers and Supervisors of Suburban and its affiliates and thereby encouraging them to devote their abilities and industry to the success of Suburban’s business enterprise in such a manner as to maximize Suburban’s value.

Administration of the Plan.  The Plan is administered by the Compensation Committee, which we hereafter refer to as the “Committee,” of the Board of Supervisors, which currently consists of three Supervisors, none of whom are officers or employees of Suburban. Subject to the terms and conditions of the Plan, the Committee’s authority under the Plan includes the power to:

—	select award recipients;

—	set the terms and conditions of awards;

—	interpret the terms of the Plan and any awards granted under the Plan;

—	adjust awards to reflect certain changes in the Common Units, such as a change in capitalization; and

—	generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of Suburban with respect to the Plan.

All decisions and determinations by the Committee are final, binding and conclusive upon grantees, Suburban and all other interested individuals. The Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Plan.

Eligibility to Participate in the Plan.  Any employee or Supervisor of Suburban is eligible to be designated a grantee. An individual becomes a “grantee” upon the grant of an award. Which employees or Supervisors are granted awards, and the timing, terms and provisions, and number of restricted Common Units subject to an award, are all at the discretion of the Committee. All awards are evidenced by a written award agreement entered into by Suburban and the grantee setting forth the terms and provisions applicable to an award granted under the Plan.

Term of the Plan.  Unless earlier terminated, the Plan will be effective for 10 years following its effective date, or until July 31, 2019. Upon expiration of the term of the Plan, no additional awards may be granted. Previously granted awards will remain outstanding in accordance with their terms and conditions.

Amendment of the Plan.  Under the terms of the Plan, the Plan may be modified, amended, suspended or terminated prior to the expiration of its term by the Committee at any time, subject to certain limitations, and awards granted under the Plan may be modified, amended, suspended or terminated by the Committee at any time. However, no such action may, without a grantee’s consent, impair or adversely affect any previously granted award nor deprive any grantee of any Common Units already acquired through or as a result of the Plan. Further, no amendment of the Plan, such as the Amendment, that would require Unitholder approval under applicable law, rule or regulation may become effective without such Unitholder approval.

Restricted Unit Awards

Description of Restricted Unit Awards.  The Plan provides for the grant of restricted Common Units of Suburban. No Common Units are actually issued on the grant of an award of restricted Common Units; rather, a restricted Common Unit award is the right to receive a specified number of Common Units upon vesting. The number of Common Units credited is recorded in a bookkeeping account.

Common Units Authorized Under the Plan.  Subject to adjustment and the unit counting rules under the Plan, and subject to possible amendment of the Plan, as described above, the total number of Common Units that may be granted under the Plan is 2,400,000. The number of awards granted, and the number of restricted Common Units subject to each award, are at the discretion of the Committee.

Vesting Of Restricted Unit Awards.  To be eligible to receive the benefit of a restricted unit award, the grantee must remain in the service of Suburban (or its affiliates) throughout the applicable vesting period, except in circumstances set forth below. Vesting occurs upon continuation of service for a period of time, as specified in the award agreement. Unless otherwise set forth in the award agreement, restricted unit awards granted prior to August 6, 2013 vest 25% on each of the third and fourth anniversaries of the grant date and 50% on the fifth anniversary of the grant date. Unless otherwise set forth in the award agreement, restricted unit awards granted upon or subsequent to August 6, 2013 vest one third on each of the first three anniversaries of the award grant date. In either case, Suburban will generally distribute the applicable number of fully vested Common Units to the grantee on the applicable vesting date.

Unless the Committee provides otherwise in the applicable award agreement, in the event of a Change of Control” of Suburban, the Plan provides that awards will fully vest upon the consummation of the Change of Control and the applicable number of fully vested Common Units will be distributed to the grantee on the date of the Change of Control.

Vesting Example.  100 restricted Common Units are granted on May 2, 2015 with the following vesting schedule:

% of Grant Vested	Vesting Date
33.3%	May 2, 2016
33.3%	May 2, 2017
33.3%	May 2, 2018

On May 2, 2016, 34 (after rounding up) of the original Common Units are no longer “restricted” and will be distributed to the grantee. On May 2, 2017, an additional 34 Common Units are no longer “restricted” and will be distributed to the grantee. And on May 2, 2018, the remaining 32 Common Units are no longer “restricted” and will be distributed to the grantee.

Rights of Common Units.  Grantees will not have the rights of a Unitholder, including the rights to vote the units and to receive distributions, until the Common Units have vested and a certificate representing the Common Units is issued. When restrictions on the restricted unit award lapse (i.e., the award vests), the grantee becomes the owner of unrestricted Common Units and Suburban will deliver a certificate to the grantee representing the number of vested Common Units.

Termination of Service Before Vesting.  Unless the award agreement provides otherwise, upon termination of the grantee’s service with Suburban and its affiliates, the grantee will forfeit the unvested portion of his restricted unit award, except (i) in the event that service is terminated without Cause or the grantee terminates service for Good Reason, in each case within six months prior to a Change of Control, the unvested portion of the award will not be forfeited and it will vest and the applicable number of fully vested Common Units will be distributed upon the Change of Control; (ii) if service is terminated on account of Disability, any award that has been held for at least one year will vest upon the six month anniversary of such termination and the applicable number of fully vested Common Units will be distributed on the day following the vesting date; (iii) if service terminates as a result of the grantee’s death, any award held by the grantee on the date of death will vest upon the six month anniversary of such termination and the applicable number of fully vested Common Units will be distributed to the grantee’s estate on the day following the vesting date; and (iv) if service is terminated on account of the grantee’s Retirement, any award that has been held for at least six months will vest six months after the effective date of the grantee’s retirement and the applicable number of fully vested Common Units will be distributed on the day following the vesting date.

Disposition of Common Units

Sale of Common Units Acquired Under the Plan.  Subject to the limitations in the federal securities laws, a grantee may generally sell vested Common Units acquired under the Plan upon vesting at any time after vesting without restriction.

U.S. Federal Income Tax Consequences

The following is a general description of the U.S. federal income tax consequences applicable to restricted unit awards granted under the Plan as applicable under the Internal Revenue Code of 1986, as amended (the “Code”), regulations thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, possibly with retroactive effect, and may vary in individual circumstances. Subsequent changes in authorities may cause the tax consequences to vary substantially from the consequences described below. State, local and foreign tax treatment, which is not discussed below, may vary from federal income tax treatment. No attempt has been made in the following discussion to comment on all U.S. federal income tax matters affecting a grantee, including with respect to any gift, estate or social security tax consequences that may be applicable, and Suburban is not in a position to assure a grantee of any particular tax result. Accordingly, each grantee should consult, and should depend on, his or her own tax advisor in analyzing the U.S. federal, state, local and foreign tax and other tax consequences that may be relevant to a grantee, in light of such grantee’s particular situation.

U.S. Federal Income Tax Liability.  For U.S. federal income tax purposes, although grantees will not recognize income on the date of a grant of a restricted unit award under the Plan, they will recognize income equal to the average of the high and low trading prices of Suburban’s Common Units that become vested and distributable on the vesting date. Upon issuance of vested Common Units to a grantee, the grantee will be required to report on his or her income tax return his or her share of Suburban’s income, gains, losses and deductions without regard to whether Suburban makes cash distributions to him or her, and the grantee’s share of such items will be provided to the grantee on an IRS Schedule K-1 (“Partner’s Share of Income, Deductions, Credits, etc.”).

Tax Basis in Suburban.  A grantee’s original tax basis in the Common Units is the average of the high and low trading prices of Suburban’s Common Units on the vesting date of such Common Units. If the grantee continues to hold the units, this original tax basis will be adjusted as follows:

—	increased by the grantee’s distributive share of partnership taxable income and any increase in the grantee’s share of nonrecourse liabilities;

—	decreased by the grantee’s distributive share of partnership losses and any decrease in the grantee’s share of nonrecourse liabilities; and

—

decreased by distributions (cash distributions generally will not be taxable to the grantee for U.S. federal income tax purposes to the extent of the tax basis the Grantee has in his or her Common Units immediately before such cash distribution).

Sale of Common Units.  The total gain or loss is calculated as the difference between the grantee’s amount realized and the grantee’s adjusted tax basis in the Common Units sold. A grantee’s amount realized is measured by the sum of the cash and the fair market value of other property received plus the grantee’s share of Suburban’s nonrecourse liabilities. Gain or loss recognized by a grantee on the sale or exchange of a Common Unit will generally be a capital gain or loss, and capital gain recognized on the sale of Common Units held for more than one year will generally be taxed at a more favorable rate. A portion of this gain or loss (which could be substantial), however, will be separately computed and will be classified as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other unrealized receivables or to inventory items owned by Suburban. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of the Common Units and will be recognized even if there is a net taxable loss realized on the sale of the Common Units. Thus, a grantee may recognize both ordinary income and a capital loss upon a disposition of Common Units. Suburban will provide the grantee with a sales schedule with its IRS Schedule K-1 to assist in characterizing the grantee’s gain properly.

Section 409A.  Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a grantee’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. It is intended that awards under the Plan will be exempt from or comply with the requirements of Section 409A of the Code.

Miscellaneous Provisions

Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan is not subject to ERISA.

Assignment or Transfer of Awards Under the Plan.  Restricted Common Unit awards are not transferable until the award is vested and the certificate representing the vested Common Units has been issued to the grantee.

No Right to Remain in the Service of Suburban.  Nothing in the Plan or in any award agreement under the Plan is intended to provide any person with the right to remain in the service of Suburban or any of its affiliates for any specific period. Both the grantee and Suburban (and if applicable its affiliates) will each have the right to terminate the grantee’s service at any time and for any reason, with or without cause.

Events or Transactions that Affect the Common Units of Suburban.  In the event of any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number or kind of units or other securities of Suburban, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, recapitalization, cash dividend, unit split, reverse unit split, split up, spin-off, combination or exchange of units, property dividend, issuance of warrants or rights or other convertible securities, unit distribution, repurchase of units, change in corporate structure or otherwise;, in any case that does not occur in connection with a Change of Control, the Committee shall conclusively determine the appropriate adjustments, if any, to:

—	the maximum number and class of Common Units or other units or securities with respect to which awards may be granted under the Plan; and

—	the number of Common Units or other units or securities which are subject to outstanding awards and the purchase price thereof, if applicable.

Awards Granted Under the 2009 Restricted Unit Plan During the Last Fiscal Year

The following table represents awards granted under the Plan to each of the following individuals and/or groups during our last completed fiscal year, which ended September 27, 2014: each of our named executive officers; all of our current executive officers as a group; all current Supervisors who are not executive officers as a group; and all employees, including all current officers who are not executive officers, as a group. The dollar value represents the aggregate grant date fair values of awards made during fiscal 2014 that were computed in accordance with accounting principles generally accepted in the United States. The actual value of any particular award may differ depending on the Common Unit price on the date the award vests.

Name and Principal Position	Dollar Value ($)	Number of Units
Michael J. Dunn, Jr.	$677,679	17,009
Former Chief Executive Officer (Retired at the Conclusion of Fiscal 2014)

Michael A. Stivala	$1,035,266	29,187
President and Chief Executive Officer

Michael A. Kuglin	$579,736	16,185
Chief Financial Officer and Chief Accounting Officer

Mark Wienberg	$621,111	17,245
Chief Operating Officer

Steven C. Boyd	$621,111	17,245
Senior Vice President – Field Operations

Douglas T. Brinkworth	$621,111	17,245
Senior Vice President – Product Supply, Purchasing & Logistics

Executive Officer Group	$6,108,061	166,975

Supervisor Group	-0-	-0-

Employee Group (Employees and Non-Executive Officers)	$3,485,213	89,298

Securities Authorized for Issuance Under the 2009 Restricted Unit Plan

The following table sets forth certain information, as of September 27, 2014 (the end of fiscal 2014), with respect to Suburban’s 2009 Restricted Unit Plan, under which restricted units of Suburban, as described in the Notes to the Consolidated Financial Statements included in Suburban’s Annual Report on Form 10-K for that fiscal year, are authorized for issuance.

Plan Category	Number of Common Units to be issued upon vesting of restricted units (a)	Weighted-average grant date fair value per restricted unit (b)	Number of restricted units remaining available for future issuance under the 2009 Restricted Unit Plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	694,927 (2)	$32.07	415,706 (3)
Equity compensation plans not approved by security holders	--	--	--
Total	694,927	$32.07	415,706

(1) Relates to the 2009 Restricted Unit Plan.

(2) Represents number of restricted units that, as of September 27, 2014, had been granted under the 2009 Restricted Unit Plan but had not yet vested.

(3) At its meeting on November 11, 2014, the Committee approved restricted unit awards for an aggregate of 154,403 Common Units. During the current fiscal year, previously granted restricted unit awards for an aggregate of 4,048 Common Units were forfeited and such Common Units returned to the pool of Common Units available for future awards under the 2009 Restricted Unit Plan. 265,351 Common Units were available for future restricted unit awards under the 2009 Restricted Unit Plan as of March 16, 2015.

Vote Required and Recommendation of the Board of Supervisors

Under the rules of the NYSE, the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, is required to approve this Restricted Unit Plan Proposal. The Board of Supervisors recommends a vote FOR approval of the amendment to the 2009 Restricted Unit Plan.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 4 on the Proxy Card)

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the Securities and Exchange Commission, we are providing our Unitholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our Unitholders the opportunity to express their views on the design and effectiveness of our executive compensation program for our named executive officers.

As described in detail in the Compensation Discussion and Analysis beginning on page 16 of this Proxy Statement, our executive compensation program is designed to attract and retain talented executives who have the skills and experience required to achieve our goals, and to align the short-term and long-term interests of our executive officers with the short-term and long-term interests of our Unitholders.

Suburban seeks to accomplish these goals by providing our executives with compensation packages that are linked to performance measures. We align the short-term and long-term interests of our executive officers with the short-term and long-term interest of our Unitholders by:

—	Providing our executive officers with an annual incentive target that encourages them to achieve or exceed targeted financial results and operating performance for the fiscal year;

—	Providing a long-term incentive plan that encourages our executive officers to implement activities and practices conducive to sustainable, profitable growth; and

—

Providing our executive officers with restricted unit awards in order to encourage the retention of the participating executive officers, while simultaneously encouraging behaviors conducive to the long-term appreciation of our Common Units.

We believe that our executive compensation programs satisfy our overall goal of sustainable, profitable growth.

Accordingly, the Board of Supervisors recommends that the Unitholders approve the following advisory resolution:

“RESOLVED, that the compensation paid to Suburban’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Although the vote is non-binding, the Board and its Compensation Committee value the opinions expressed by Unitholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Section 14A of the Exchange Act also requires public companies to allow their shareholders to have an advisory vote on whether say-on-pay proposals should be voted on by those shareholders every 1, 2, or 3 years. We are not including such a proposal at the upcoming Meeting because the MLP Agreement provides for Tri-Annual Meetings of our Unitholders (once every 3 years); however, we will, for so long as Section  14A requires us to do so, include a say-on-pay proposal at each Tri-Annual Meeting.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required for the approval of this Say-on-Pay Proposal. The Board of Supervisors unanimously recommends a vote FOR this Say-on-Pay Proposal.

APPENDICES

Appendix A –	Form of Suburban Propane Partners, L.P. 2009 Restricted Unit Plan (marked to indicate the amendments from the 2009 Restricted Unit Plan as currently in effect)

Appendix A

SUBURBAN PROPANE PARTNERS, L.P.

2009 RESTRICTED UNIT PLAN

EFFECTIVE AUGUST 1, 2009, AS AMENDED ON NOVEMBER 13, 2012,

~~AND ON~~ AUGUST 6, 2013 AND MAY 13, 2015

ARTICLE I

PURPOSE AND APPROVAL

The purpose of this Plan is to strengthen Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing an incentive to certain selected employees and Supervisors of the Partnership and affiliated entities, and thereby encouraging them to devote their abilities and industry to the success of the Partnership’s business enterprise in such a manner as to maximize the Partnership’s value. It is intended that this purpose be achieved by extending to such individuals an added long-term incentive for continued service to the Partnership, and for high levels of performance and unusual efforts which enhance the Partnership’s value, through the grant of rights to receive Common Units (as hereinafter defined) of the Partnership.

This Plan, in the form set forth herein, is effective as of the Effective Date (as defined below) and is an amendment and restatement of the form of the Plan approved by the limited partners of the Partnership at the tri-annual meeting of the limited partners of the Partnership on July 22, 2009.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, unless otherwise specified in an Agreement, capitalized terms shall have the following meanings:

2.1 “Act” shall mean the Securities Act of 1933, as amended.

2.2 “Agreement” shall mean the written agreement between the Partnership and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.3 “Award” shall mean a grant of restricted Common Units pursuant to the terms of this Plan.

2.4 “Beneficial Ownership” shall be determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

2.5 “Board” shall mean the Board of Supervisors of the Partnership.

2.6 “Cause” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership or its Subsidiary, (a) the Grantee’s gross negligence or willful misconduct in the performance of his duties, (b) the Grantee’s willful or grossly negligent failure to perform his duties, (c) the breach by the Grantee of any written covenants to the Partnership or any of its Subsidiaries, (d) dishonest, fraudulent or unlawful behavior by the Grantee (whether or not in conjunction with employment) or the Grantee being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority which restricts his ability to engage in the business conducted by the Partnership or any of its Subsidiaries, or (e) willful or reckless breach by the Grantee of any policy adopted by the Partnership or any of its Subsidiaries, concerning conflicts of interest, standards of business conduct, fair employment practices or compliance with applicable law.

2.7 “Change in Capitalization” shall mean any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number or kind of units or other securities of the Partnership, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, unit distribution, unit split or reverse unit split, cash dividend, property dividend, combination or exchange of units, repurchase of units, change in corporate structure or otherwise; in each case provided that such increase, reduction or other change does not occur in connection with a Change of Control.

2.8 “Change of Control” shall mean:

(a) the date (which must be a date subsequent to the Effective Date) on which any Person (including the Partnership’s general partner) or More than One Person Acting as a Group (other than the Partnership and/or its Subsidiaries) acquires, during the 12 month period ending on the date of the most recent acquisition, Common Units or other voting equity interests eligible to vote for the election of Supervisors (or of any entity, including the Partnership’s general partner, that has the same authority as the Board to manage the affairs of the Partnership) (“Voting Securities”) representing thirty percent 30% or more of the combined voting power of the Partnership’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities which have been acquired in a “Non-Control Acquisition” shall be excluded from the numerator. A “Non-Control Acquisition” shall mean an acquisition of Voting Securities (x) by the Partnership, any of its Subsidiaries and/or an employee benefit plan (or a trust forming a part thereof) maintained by any one or more of them, or (y) in connection with a “Non-Control Transaction”; or

(b) the date of the consummation of (x) a merger, consolidation or reorganization involving the Partnership, unless (A) the holders of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger, consolidation or reorganization (the “Surviving Entity”) in substantially the same proportion as their ownership of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization, and (B) no person or entity (other than the Partnership, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Partnership, any Subsidiary, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of more than twenty five percent (25%) of then outstanding Voting Securities of the Partnership), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity’s then outstanding Voting Securities; or (y) the sale or other disposition of forty percent (40%) of the total gross fair market value of all the assets of the Partnership to any Person or More than One Person Acting as a Group (other than a transfer to a Subsidiary). For this purpose, gross fair market value means the value of the assets of the Partnership, or the value of the assets being disposed of, determined without regard to any liability associated with such assets. A transaction described in clause (A) or (B) of subsection (w) hereof shall be referred to as a “Non-Control Transaction;” or

(c) the date a majority of the members of the Board is replaced during any twelve-month period by the action of the Board taken when a majority of the Supervisors who are then members of the Board are not Continuing Supervisors (for purposes of this section, the term “Continuing Supervisor” means a Supervisor who was either (A) first elected or appointed as a Supervisor prior to the Effective Date; or (B) subsequently elected or appointed as a Supervisor if such Supervisor was nominated or appointed by at least a majority of the then Continuing Supervisors); Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Partnership, and after such acquisition of Voting Securities by the Partnership, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur. In addition, so long as Section 409A of the Code (or any successor provision thereto) remains in effect, notwithstanding anything herein to the contrary, none of the foregoing events shall be deemed to be a “Change of Control” unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.10 “Committee” shall mean the Compensation Committee of the Board, or any successor committee of the Board responsible for administering executive compensation. The powers of the Committee under the Plan may be exercised by the Board, consistent with the provisions of the Code, the Exchange Act and the regulations thereunder.

2.11 “Common Units” shall mean the common units representing limited partnership interests of the Partnership.

2.12 “Cure Period” shall mean the thirty-day period, following notification by a Grantee that a Good Reason event has occurred, during which the Partnership has the option of rectifying the Good Reason event.

2.13 “Disability” shall have the same meaning that such term (or similar term) has under the Partnership’s long-term disability plan, or as otherwise determined by the Committee.

2.14 “Effective Date” shall mean August 1, 2009.

2.15 Not used

2.16 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” per unit on any date shall mean the average of the high and low sale prices of the Common Units on such date on the principal national securities exchange on which such Common Units are listed or admitted to trading, or if such Common Units are not so listed or admitted to trading, the arithmetic mean of the per Common Unit closing bid price and per Common Unit closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market on which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Common Units on such date, the Fair Market Value shall be the value established by the Committee in good faith.

2.18 “Good Reason” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership or its Subsidiary, (a) any failure by the Partnership or any of its Subsidiaries to comply in any material respect with the compensation provisions of a written employment agreement between the Grantee and the Partnership or its Subsidiary, (b) a material adverse change in the Grantee’s title without his consent, or (c) the assignment to the Grantee, without his consent, of duties and responsibilities materially inconsistent with his level of responsibility.

2.19 “Grantee” shall mean a person to whom an Award has been granted under the Plan.

2.20 “More than one Person Acting as a Group” has the same meaning as set forth in Treasury Regulation 1.409A-3(i)(5)(v)(B).

2.21 “Partnership” shall mean Suburban Propane Partners, L.P., a Delaware limited partnership, and its successors.

2.22 “Person” shall mean a natural person or any entity and shall include two or more Persons acting as a partnership, limited partnership, syndicate, or other group.

2.23 “Plan” shall mean this Suburban Propane Partners, L.P. 2009 Restricted Unit Plan.

2.24 “Retirement” shall mean voluntary termination of employment (or, if the Grantee is a Supervisor, voluntary termination of service as such a Supervisor) by a Grantee who has attained age 55 and who has completed 10 years of “eligible service” to the Partnership or its predecessors, in connection with a bona fide intent by the Grantee to no longer seek full time employment in the industries in which the Partnership then participates. Retirement shall not include voluntary termination of employment by a Grantee in response to, or anticipation of, a termination of employment for Cause by the Partnership or its Subsidiary. The term “eligible service” (a) for Grantees who are employees of the Partnership or its Subsidiary, shall have the same meaning as the term is used in the Pension Plan for Eligible Employees of Suburban Propane L.P. and Subsidiaries, and (b) for Supervisors, shall mean service on the Board.

2.25 “Subsidiary” means any corporation, partnership, or other Person of which a majority of its Voting Securities is owned, directly or indirectly, by the Partnership.

2.26 “Supervisor” shall mean any member of the Board that is not an employee of the Partnership or any of its Subsidiaries.

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Notwithstanding anything else herein to the contrary, the Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Plan. No member of the Committee or any individual to whom it has delegated any of its rights and duties shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Partnership hereby agrees to indemnify each member of the Committee and its delegates for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization for any transaction hereunder.

3.2 Each member of the Committee shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” within the meaning of the listing standards of the New York Stock Exchange.

3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power, consistent with Rule 16b-3 under the Exchange Act, from time to time to:

(a)	select those employees and Supervisors to whom Awards shall be granted and to determine the terms and conditions (which need not be identical) of each such Award;

(b)	make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c)

construe and interpret the Plan and the Awards, and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement or between the Plan and any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or its delegates in the exercise of this power shall be final, binding and conclusive upon the Partnership, its subsidiaries, the Grantees and all other persons having any interest therein;

(d)	exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e)	generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Partnership with respect to the Plan.

3.4 Subject to adjustment as provided in Article 7, the total number of Common Units that may be made subject to Awards granted under the Plan shall be ~~1,200,000~~ 2,400,000 (subject to the unitholder approval requirements set forth in Section 9.6). The Partnership shall reserve for purposes of the Plan, out of its authorized but unissued units, such authorized amount of Common Units.

3.5 Notwithstanding anything inconsistent contained in this Plan, the number of Common Units subject to, or which may become subject to, Awards at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Awards. In addition, during the period that any Awards remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of Common Units attributable to such Awards for purposes of calculating the maximum number of Common Units subject to the granting of future Awards under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Awards.

ARTICLE IV

COMMON UNIT GRANTS

4.1 Time Vesting Grants. From time to time, the Committee may grant restricted Common Units to Grantees, in such amounts as it deems prudent and proper. Such rights shall be granted, and the Common Units underlying such rights shall be issued, in consideration of the performance of services and for no other consideration.

4.2 Forfeiture. A Grantee’s rights with respect to the restricted Common Units shall remain forfeitable at all times prior to the date on which the restrictions thereon shall have lapsed in accordance with the terms of the Plan and the applicable Agreement.

4.3 Vesting Schedule.  Restricted Common Unit grants made pursuant to Section 4.1 prior to August 6, 2013, shall vest and become non-forfeitable, unless otherwise determined by the Committee (at the time of Award or otherwise), and the restrictions thereon shall lapse, at a rate of 25% on the third anniversary of the date of the applicable Award, a second 25% on the fourth anniversary of the applicable Award, and a final 50% on the fifth anniversary of the date of the applicable Award, provided that the Grantee is employed on such date.

Restricted Common Unit grants made pursuant to Section 4.1 subsequent to August 6, 2013, shall vest and become non-forfeitable, unless otherwise determined by the Committee (at the time of Award or otherwise), and the restrictions thereon shall lapse, at a rate of 1/3 (one third) on the first anniversary of the date of the applicable Award, a second 1/3 (one third) on the second anniversary of the applicable Award, and a final 1/3 (one third) on the third anniversary of the applicable Award, provided that the Grantee is employed on such date.

4.4 Other Grants. Notwithstanding anything else herein to the contrary, the Committee may grant Common Units on such terms and conditions as it determines in its sole discretion, the terms and conditions of which shall be set forth in the applicable Agreement.

ARTICLE V

OTHER PROVISIONS APPLICABLE TO VESTING

5.1 Change of Control. Notwithstanding anything in this Plan to the contrary, upon a Change of Control, all restrictions on Common Units shall lapse immediately (unless otherwise set forth in the terms of the applicable Agreement) and all such restricted Common Units shall become fully vested and non-forfeitable and will be distributed on the date of the Change of Control.

5.2 Forfeiture. Unless otherwise provided in an Agreement, any and all restricted Common Units in respect of which the restrictions have not previously lapsed shall be forfeited (and automatically transferred to and reacquired by the Partnership at no cost to the Partnership and neither the Grantee nor any successors, heirs, assigns, or personal representatives of such Grantee shall thereafter have any further right or interest therein) upon the termination of the Grantee’s employment for any reason; provided, however, that in the event that a Grantee’s employment by the Partnership or one of its Subsidiaries was terminated without Cause or by the Grantee for Good Reason, in either case, within six months prior to a Change of Control, no forfeiture of Common Units shall be treated as occurring by reason of such termination and the Common Units shall vest and become non-forfeitable as of the Change of Control in accordance with Section 5.1 and will be distributed on the date of the Change of Control. As a condition precedent for such vesting to occur when the Grantee terminated employment for Good Reason within six months prior to a Change of Control, prior to such termination the Grantee must have both (a) notified the Partnership’s Vice President of Human Resources (or if there be no such person, the then highest ranking member of the Partnership’s Human Resources Department) of the Good Reason event by certified mail or overnight courier within ninety days following the date of such event and (b) allowed a Cure Period following the date of such notice.

5.3 Disability or Death. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Disability, the restricted Common Units held by such Grantee for one year or more on the date of termination shall vest on the six month anniversary of the effective date of such termination and shall be distributed on the day following the date of vesting. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Death, all restricted Common Units held by such Grantee on the date of Grantee’s death shall vest on the six month anniversary of the effective date of such termination and shall be distributed to Grantee’s estate on the day following the date of vesting.

5.4 Retirement. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Retirement, the restricted Common Units held by such Grantee which were awarded to Grantee more than six months prior to the effective date of such Retirement shall vest on the six month anniversary of the effective date of such Retirement and shall be distributed on the day following the date of vesting.

5.5 Recycling of Forfeited Shares. Subject to the restrictions set forth in Rule 16b-3 of the Exchange Act, any Common Units forfeited hereunder may be, after any applicable six month period referenced in Section 5.2 has expired, the subject of another Award pursuant to this Plan.

5.6 Not Used

5.7 Recoupment Policy. Notwithstanding anything in this Plan to the contrary, awards of Common Units granted under the Plan shall be deemed “Incentive Compensation” covered by the terms of the Partnership’s Incentive Compensation Recoupment Policy (the “Policy”) adopted by the Board on April 25, 2007, which is incorporated herein by reference. In accordance with the Policy, in the event of a significant restatement of the Partnership’s published financial results and the Committee determines that fraud or intentional misconduct by a Grantee was a contributing factor to such restatement, then, in addition to other disciplinary action, the Committee may require cancellation of any unvested restricted Common Units granted under the Plan to that Grantee. This Section 5.7 shall be interpreted and administered in accordance with the Policy as in effect from time to time. In the case of any inconsistency between the Policy and this Section 5.7, the Policy shall control.

ARTICLE VI

DELIVERY OF UNITS, ETC.

6.1 Delivery of Common Units. Subject to Section 9.3, the Partnership shall deliver to the Grantee a certificate representing the applicable number of vested Common Units, free of all restrictions hereunder, on (a) the date of vesting upon the vesting of Common Units pursuant to Sections 4.3, 5.1 or 5.2, or (b) on the day following the date of vesting upon the vesting of Common Units pursuant to Sections 5.3 or 5.4.

6.2 Transferability. Until such time as restricted Common Units have vested and become non-forfeitable, and certificates representing Common Units in respect thereof have been delivered to the Grantee, a Grantee shall not be entitled to transfer such Common Units.

6.3 Rights of Grantees. Until such time as restricted Common Units have vested and become non-forfeitable, and certificates representing Common Units in respect thereof have been delivered to the Grantee, a Grantee shall not be entitled to exercise any rights of a unitholder with respect thereto, including the right to vote such units and the right to receive allocations or distributions thereon.

ARTICLE VII

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

7.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Common Units or other units or securities with respect to which Awards may be granted under the Plan, (ii) the number of Common Units or other units or securities which are subject to outstanding Awards granted under the Plan, and the purchase price thereof, if applicable.

7.2 If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different rights to acquire units or other securities, such new, additional or different rights or securities shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the units subject to the Award prior to such Change in Capitalization.

ARTICLE VIII

TERMINATION AND AMENDMENT OF THE PLAN

The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter, but such termination shall not impair or adversely affect any Awards theretofore granted under the Plan, which Awards shall continue in effect in accordance with the terms and conditions of this Plan and of the applicable Agreement. The Committee may sooner terminate the Plan and the Committee may at any time and from time to time amend, terminate, modify or suspend the Plan or any Agreement provided, however, that no such amendment, modification, suspension or termination shall impair or adversely affect any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Common Units which he or she may have acquired through or as a result of the Plan. To the extent required under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or any other applicable law, rule or regulation, including, without limitation, any requirement of a securities exchange on which the Common Units are listed for trading, no amendment shall be effective unless approved by the unitholders of the Partnership in accordance with applicable law, rule or regulation.

ARTICLE IX

MISCELLANEOUS

9.1 Non-Exclusivity of the Plan. The adoption of the Plan by the Committee shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to acquire the Common Units, and such arrangements may be either applicable generally or only in specific cases.

9.2 Limitation of Liability. As illustrative of the limitations of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)	give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b)	give any person any rights whatsoever with respect to the Common Units except as specifically provided in the Plan or an Agreement;

(c)	limit in any way the right of the Partnership or any of its Subsidiaries to terminate the employment of any person at any time; or

(d)

be evidence of any agreement or understanding, express or implied, that the Partnership or any Subsidiary will employ any person at any particular rate of compensation or for any particular period of time.

9.3 Regulations and Other Approvals; Governing Law. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

Notwithstanding any other provisions of this Plan, the obligation of the Partnership to deliver the Common Units under the Plan shall, in each case, be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(a)

Except as otherwise provided in Article VIII hereof, the Committee may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(b)

Each Award is subject to the requirement that, if at any time the Committee determines, in its sole and absolute discretion, that the listing, registration or qualification of the Common Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of the Common Units, no Awards shall be granted and no Common Units shall be issued, in whole or in part, unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)

Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition by the Grantee of the Common Units or any other securities acquired pursuant to the Plan is not covered by a then current registration statement under the Act or is not otherwise exempt from such registration, such Common Units shall be restricted against transfer to the extent required by the Act and Rule 144 or other regulations thereunder. The Committee may require any Grantee receiving Common Units pursuant to an Award, as a condition precedent to receipt of such Common Units, to represent and warrant to the Partnership in writing that the Common Units acquired by such Grantee are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Common Units shall be appropriately legended to reflect their status as restricted securities as aforesaid.

(d)

Although the Partnership makes no guarantee with respect to the tax treatment of distributions hereunder, this Plan is intended to comply with Section 409A of the Code. This Plan and any Agreement shall be interpreted and administered in a manner so that any amount or benefit payable shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Code and the regulations and rulings promulgated thereunder. Notwithstanding anything in the Plan or in any Agreement to the contrary, the Committee may amend the Plan on an Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Agreement to Section 409A of the Code (and the administrative regulations and rulings promulgated thereunder). By accepting an Award under this Plan, a Grantee agrees to any amendment made pursuant to this Section 9.3(d) to any Agreement granted under the Plan without further consideration or action.

9.4 Withholding of Taxes. At such times as a Grantee recognizes taxable income in connection with the rights to acquire Common Units granted hereunder (a “Taxable Event”), the Grantee shall pay to the Partnership an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Partnership in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance of such units. The Partnership shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Partnership, the Grantee may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Common Units then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of a Grantee who may be subject to liability under Section 16(b) of the Exchange Act, such withholding is done in accordance with any applicable Rule under section 16(b) of the Exchange Act.

9.5 Interpretation. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such rule shall be inoperative and shall not affect the validity of the Plan.

9.6 Effective Date. The effective date of the Plan shall be the Effective Date. The effectiveness of the Plan is subject to approval of the Plan prior to the Effective Date by the limited partners of the Partnership.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 13, 2015.
Vote by Internet
• Go to www.envisionreports.com/sph
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1.	Election of Supervisors		For	Withhold					For	Withhold			For	Withhold
	01 -	Harold R. Logan, Jr. (3-year term)	☐	☐	02 -	John Hoyt Stookey (3-year term)			☐	☐	03 -	John D. Collins (3-year term)	☐	☐

	04 -	Jane Swift (3-year term)	☐	☐	05 -	Lawrence C. Caldwell (3-year term)			☐	☐	06 -	Matthew J. Chanin (3-year term)	☐	☐

	07 -	Michael A. Stivala (3-year term)	☐	☐

						For	Against	Abstain					For	Against	Abstain

2.	Proposal to ratify independent registered public accounting firm for 2015 fiscal year.					☐	☐	☐	3.	Approval of an amendment to the 2009 Restricted Unit Plan increasing by an additional 1,200,000 Common Units the number of Common Units authorized for awards under the Plan.			☐	☐	☐
4.	Say on Pay - An advisory vote on the approval of executive compensation.					☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Tri-Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

              01Z94E

DIRECTIONS TO THE SUBURBAN PROPANE PARTNERS, L.P. 2015 TRI-ANNUAL MEETING ON WEDNESDAY, MAY 13, 2015 AT 9:00 AM ET.

From I-287 North: Take exit 39 to NJ-10 E toward Whippany

From I-287 South: Take exit 39A to NJ-10 E toward Whippany

1. Merge onto NJ-10 E (2 mi)

2. Turn right onto Algonquin Pkwy (jughandle on the right crosses NJ-10 onto Algonquin Pkwy)

3. Suburban Propane is on your Left (138 ft)

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Suburban Propane Partners, L.P.

Notice of 2015 Tri-Annual Meeting of Unitholders

240 Route 10 West, Whippany, NJ 07981

Proxy Solicited by Board of Supervisors for Tri-Annual Meeting – May 13, 2015, 9:00 AM Eastern Time

Paul Abel and Michael A. Kuglin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the common units of the undersigned, with all the powers which the undersigned would possess if personally present, on the matters shown on the reverse side and on any other matters that may properly come before the Tri-Annual Meeting of Unitholders of Suburban Propane Partners, L.P. to be held on May 13, 2015 or at any continuation, postponement or adjournment thereof. By signing this proxy, the undersigned revokes all prior proxies.

Common units represented by this proxy will be voted as directed by the Unitholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4.

The Proxies are also authorized to vote, in their discretion, upon such other business as may properly come before the meeting or at any continuation, postponement or adjournment thereof.

(Items to be voted appear on reverse side.)

Vote by Internet • Go to www.envisionreports.com/sph • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Suburban Propane Partners, L.P. Unitholder Meeting to be Held on May 13, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Tri-Annual Unitholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Tri-Annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to unitholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/sph to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 3, 2015 to facilitate timely delivery.

                                                 01Z96C

Suburban Propane Partners, L.P. Tri-Annual Meeting of Unitholders will be held on Wednesday, May 13, 2015 at the Partnership’s Executive Offices, 240 Route 10 West, Whippany, NJ 07981, at 9:00 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Supervisors’ recommendations.

The Board of Supervisors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4:

1.	Election of Supervisors
2.	Ratification of independent registered public accounting firm for 2015 fiscal year
3.	Authorization of amendment to 2009 Restricted Unit Plan to increase the number of common units available for issuance under the Plan by 1,200,000
4.	Advisory vote on executive compensation.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the 2015 Suburban Propane Partners, L.P. Tri-Annual Meeting on Wednesday, May 13, 2015 at 9:00 AM ET

From I-287 North: Take exit 39 to NJ-10 E toward Whippany

From I-287 South: Take exit 39A to NJ-10 E toward Whippany

1. Merge onto NJ-10 E (2 mi)

2. Turn right onto Algonquin Pkwy (jughandle on the right

crosses NJ-10 onto Algonquin Pkwy)

3. Suburban Propane is on your Left (138 ft)

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.envisionreports.com/sph. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Suburban Propane Partners, L.P.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 3, 2015.
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